As filed with the Securities and Exchange Commission on May 27, 2011.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIGUS GOLD CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1040	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No, if applicable)

Purdy’s Wharf Tower II
Suite 2001, 20th Floor
1969 Upper Water Street
Halifax, Nova Scotia
B3J 3R7, Canada
(902) 422-1421
(Address and telephone number of registrant’s principal executive offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
(302) 658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service in the United States)

With a Copy to

Timothy D. Rampe	G. Michael Hobart
Davis Graham & Stubbs LLP	Fogler Rubinoff LLP
1550 Seventeenth Street, Suite 500	95 Wellington Street West, Suite 1200
Denver, Colorado 80202	Toronto, Ontario, Canada M5J 2Z9
(303) 892-9400	(416) 864-9700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

Province of Nova Scotia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☑	at some future date (check the appropriate box below).
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
2.	☐
pursuant to Rule 467(b) on (   ) at (   ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (   ).

3.	☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☑	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☑

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered (1)	Amount to be Registered		Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Shares, no par value, by selling shareholders	23,724,949	(2)	US$1.43(3)	US$33,926,677	(3)	US$3,939
Common Shares, no par value, Warrants, Debt Securities, Subscription Receipts, Rights, Units (4)	US$100,000,000	(4)	(5)	US$100,000,000		US$11,610

Total	—		—	—		US$14,388	(6)

(1)
This registration statement also relates to the rights to purchase common shares of the registrant, which rights trade with, and are inseparable from, the registrant’s common shares pursuant to the terms of the registrant’s Shareholder Rights Plan Agreement dated January 17, 2007.  Until the occurrence of certain events set forth in the Shareholder Rights Plan Agreement, the rights are not exercisable, are evidenced only by the certificates of the registrant’s common shares, and may be redeemed by the registrant for $0.0001 per right.  The value attributable to the common share purchase rights, if any, is reflected in the offering price of the common shares.

(2)
In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of common shares registered hereby shall be adjusted automatically to cover the additional common shares in accordance with Rule 416 under the Securities Act of 1933, as amended.

(3)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices for the common shares on May 23, 2011, as reported on the NYSE Amex Equities Exchange.

(4)
An indeterminate principal amount or number of the securities of each class identified above may be issued from time to time at indeterminate prices, with an aggregate initial offering price not to exceed US$100,000,000 or the equivalent thereof in other currencies, currency units or composite currencies.  The securities registered also include such indeterminate amounts and numbers of securities as may be issued upon conversion, exercise or settlement of, or exchange for, the securities registered hereunder and such indeterminate number of shares as may be issued from time to time as a result of share splits, share dividends or similar transactions.

(5)
The proposed maximum initial offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(6)
Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant hereby offsets the registration fee due under this registration statement by the amount of the unused filing fees associated with certain unsold securities from the registrant’s previously filed registration statement on Form S-3 as follows:  78,092,340 common shares (21,930,493 common shares on a post-consolidation basis) issuable upon exercise of warrants registered on Form S-3 filed with the SEC on March 18, 2009 (SEC File No. 333-158089) and declared effective on July 28, 2009.  The offsetting filing fee for these securities is $1,161.  The registrant had registered these securities pursuant to the registration statement identified above and the associated aggregate offsetting filing fees of $1,161 for such unsold securities, calculated in accordance with Rule 457(o), are hereby used to offset the current registration fee due.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada other than Québec but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the base shelf prospectus is obtained from the securities regulatory authorities. Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Secretary, Brigus Gold Corp. at 1969 Upper Water Street, Suite 2001, 20th Floor, Purdy’s Wharf Tower II, Halifax, Nova Scotia, B3J 3R7, Telephone 1-866-785-0456, and are also available electronically at www.sedar.com.

This short form base shelf prospectus has been filed under legislation in each of the provinces of Canada other than Québec that permits certain information about these securities to be determined after the prospectus has become final and that permits the omission of that information from this prospectus. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

SUBJECT TO COMPLETION, May 27, 2011

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	May 27, 2011

BRIGUS GOLD CORP.

Common Shares
Warrants
Debt Securities
Subscription Receipts
Rights
Units
US$100,000,000

23,724,949 Common Shares Offered by the Selling Shareholders

Brigus Gold Corp. (together with its subsidiaries, “Brigus Gold”, the “Company”, “us” or “we”) may use this prospectus to offer and sell from time to time debt securities (the “Debt Securities”), Common Shares, warrants (the “Warrants”), subscription receipts (the “Receipts”), rights (the “Rights”) or units (the “Units”) (all of the foregoing together with the common shares that may be offered and resold by the selling shareholders, the “Securities”) in one or more transactions up to a total dollar amount of US$100,000,000. The Securities offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in an accompanying prospectus supplement. This prospectus provides you with a general description of the Securities that the Company may offer. The Company will provide the specific terms of the particular Securities issued under this prospectus in a prospectus supplement for each offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

In addition, the selling shareholders identified on page 35 may use this prospectus to offer and resell in the United States from time to time up to 23,724,949 Common Shares of the Company (“Common Shares”).  The 23,724,949 Common Shares are comprised of:

•
63,750 Common Shares issued upon exercise of warrants granted to Haywood Securities Inc. (“Haywood”), which options were issued to it as compensation for its services as underwriter/agent in a private placement completed by the Company on December 31, 2008;

•
19,362,592 Common Shares issuable upon exercise of warrants issued to Macquarie Bank Limited and RMB Australia Holdings Limited as consideration for financing services provided to the Company in connection with the execution of the project facility agreement dated February 20, 2009 and the bridge facility agreement dated December 10, 2008;

•
579,475 Common Shares issuable upon exercise of warrants issued to Haywood as consideration for financial advisory services provided to the Company in connection with, among other things, the project facility agreement;

•
200,000 Common Shares and 536,250 Common Shares issuable upon exercise of warrants issued to RAB Special Situations (Master) Fund Limited (“RAB”) as consideration for its agreement to extend the maturity date of $4,290,000 aggregate principal amount of convertible debentures held by it to August 23, 2010;

•
700,000 Common Shares issuable upon exercise of compensation options issued to Haywood, Cormark Securities Inc. and Brant Securities Limited for placement services provided to the Company in connection with a private placement of Common Shares issued to Canadian purchasers on a “flow through” basis competed on July 29, 2010; and

•	2,282,882 Common Shares issuable upon exercise of warrants issued to U.S. purchasers in connection with a U.S. private placement completed by the Company on October 19, 2010.

For more information regarding the foregoing, see “Selling Shareholders” on page 35 of this prospectus.

The Company’s Common Shares are traded on the NYSE Amex Equities Exchange and on the Toronto Stock Exchange (the “TSX”) under the symbol “BRD.”  References in this prospectus to “$” are to United States dollars.  Canadian dollars are indicated by the symbol “Cdn.$”. The Company’s principal offices are located at Purdy’s Wharf Tower II, Suite 2001, 20th Floor, 1969 Upper Water Street, Halifax, Nova Scotia, B3J 3R7, Canada and the Company’s telephone number at that office is (902) 422-1421.

This offering is made by a foreign issuer that is permitted, under the multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of its home country. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein may have been prepared in accordance with foreign generally accepted accounting principles, and are subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in the home country of the registrant. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any prospectus supplement.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the registrant is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors are residents of a foreign country, that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country, and that all or a substantial portion of the assets of the registrant and said persons are located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The Securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” beginning on page 8 of this prospectus in determining whether to purchase the Securities.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable prospectus supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, the interest provisions, the authorized denominations, the offering price, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, whether the debt is senior or subordinated to the Company’s other liabilities and obligations, whether the Debt Securities will be secured by any of the Company’s assets or guarantees by any other person and any other terms specific to the Debt Securities being offered; (ii) in the case of Common Shares, the number of Common Shares offered, the offering price, the dividend rate, if any, and any other terms specific to the Common Shares being offered; (iii) in the case of Warrants, the designation, the number and terms of the Debt Securities or Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, the currency in which the Warrants are issued and any other terms specific to the Warrants being offered; (iv) in the case of Subscription Receipts, the designation, number and terms of the Common Shares, Warrants or Debt Securities receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for the Subscription Receipts in the event the release conditions are not met and any other specific terms; (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants or Debt Securities purchasable upon exercise of the Units, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise, the currency in which the Units are issued and any other terms specific to the Units being offered; and (vi) in the case of Rights, the designation, number and terms of the Common Shares, Warrants or Debt Securities purchasable upon exercise of the Rights, any procedures that will result in the adjustment of these numbers, the date of determining the shareholders entitled to the Rights distribution, the exercise price, the dates and periods of exercise, the currency in which the Rights are issued and any other terms specific to the Rights being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the prospectus supplement describing such Securities.

All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

This prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A prospectus supplement relating to each issue of Securities offered pursuant to this prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Only the information contained or incorporated by reference in this prospectus should be relied upon. The Company and the selling shareholders have not authorized any other person to provide you with different or inconsistent information, and you should not rely upon any such information. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus. The Company’s business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor the registration of the Securities hereunder shall, under any circumstances, create any implication that there has been no change in the Company’s business or affairs since the respective dates as of which information is given herein.

This prospectus summarizes certain documents and other information and you are referred to this documentation and other information for a more complete understanding of what is discussed in this prospectus. In making an investment decision, you must rely on your own examination of the Company and the terms of the Securities offered hereunder, including the merits and risks involved.

The Company and the selling shareholders are not making any representation to any person acquiring the Securities offered hereunder regarding the legality of an investment in such Securities by such purchaser under any laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, accountant, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Securities offered hereunder.

You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or resale of the Securities offered hereunder under the laws and regulations in force in the jurisdiction to which you are subject or in which you make such purchase, offer or resale, and the Company and the selling shareholders will not have any responsibility therefor.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking information”, as such term is defined in applicable Canadian securities legislation, and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  Forward looking statements and information are necessarily based on a number of estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies. All statements other than statements which are reporting results as well as statements of historical fact set forth or incorporated herein by reference, are forward looking statements and information that may involve a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict. Forward-looking statements and information can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. These statements include, but are not limited to comments regarding:

•
plans for the development of and production at the Black Fox mine including, without limitation, the timing of the development of, and future production from, the underground mine and Phase 2 open pit at Black Fox;

•
estimates from the Black Fox technical report dated January 6, 2011, including mine life, processing rate, recovery rate, average annual production, cash operating costs, capital costs, net present value and discounted cash flow value of Black Fox;

•	timing of delivery of commercial ore from underground mining to the Black Fox mill;

•	timing and costs associated with the completion of capital projects, including the Company’s development of the Black Fox underground mine and the planned expansion of the Black Fox mill;

•	repayments of indebtedness and the Company’s ability to meet its obligations in connection with the 6.5% senior unsecured convertible debentures due March 31, 2016;

•	timing of completion of the engineering study for the possible expansion of the Black Fox mill;

•
the Company’s exploration and development plans, including such plans and financing of such plans for the Company’s Grey Fox, Pike River, Stock Mine, Goldfields, Ixhuatan and Dominican Republic projects;

•	Everton Resources, Inc.’s funding of work programs at the Company’s Dominican Republic projects;

•
The execution of definitive agreements with Everton Resources, Inc. and Cangold Limited giving effect to the transactions contemplated by the letters of intent entered into with those respective entities;

•	liquidity to support operations and debt repayment;

•	completion of a Canadian National Instrument 43-101 report for any of the Company’s exploration properties;

•	the establishment and estimates of mineral reserves and resources;

•	future production, mineral recovery rates and costs, strip ratios and mill throughput rates;

•	projected total production costs, cash operating costs and total cash costs;

•	grade of ore mined and milled from Black Fox and cash flows derived therefrom;

•	anticipated expenditures for development, exploration, and corporate overhead, including expenditures for surface drilling at Black Fox and Goldfields;

•	timing and issuance of permits;

•	estimates of closure costs and reclamation liabilities;

•	the Company’s ability to obtain financing to fund the Company’s estimated expenditure and capital requirements; and

•	the impact of adoption of new accounting standards.

Although the Company believes that the plans, intentions and expectations reflected in these forward-looking statements are reasonable, the Company cannot be certain that these plans, intentions or expectations will be achieved.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement.  Disclosure of important factors that could cause actual results to differ materially from the Company’s plans, intentions or expectations are included under the heading “Risk Factors” in this prospectus and in the Annual Information Form for the fiscal year ended December 31, 2010 (“AIF”) and the management’s discussion and analysis of results of operations and financial condition for the year ended December 31, 2010 (“MD&A”), each of which is included as an exhibit to the Company’s Form 40-F for the year ended December 31, 2010 incorporated by reference herein.

Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to: recent management changes; unexpected changes in business and economic conditions, including the global financial and capital markets; significant increases or decreases in gold prices; changes in interest and currency exchange rates; timing and amount of production; unanticipated changes in grade of ore; unanticipated recovery or production problems; changes in operating costs; operational problems at the Company’s mining properties; metallurgy, processing, access, availability of materials, equipment, supplies and water; determination of reserves; costs and timing of development of new reserves; results of current and future exploration and development activities; results of future feasibility studies; joint venture relationships; political or economic instability, either globally or in the countries in which the Company operates; local and community impacts and issues; timing of receipt of government approvals; accidents and labor disputes; environmental costs and risks; competitive factors, including competition for property acquisitions; availability of external financing at reasonable rates or at all; and the factors discussed in the AIF and MD&A under the heading “Risk Factors;” and other risks and uncertainties set forth below under the caption “Risk Factors” in this prospectus and in the Company’s periodic report filings with the SEC.

Many of these factors are beyond the Company’s ability to control or predict.  These factors are not intended to represent a complete list of the general or specific factors that may affect the Company.  The Company may note additional factors elsewhere in this prospectus or any prospectus supplement and in any documents incorporated by reference into this prospectus.  All forward-looking statements speak only as of the date made.  All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on the Company’s behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statement.

CAUTIONARY NOTE TO UNITED STATES INVESTORS
REGARDING MINERAL REPORTING STANDARDS

Under a multi-jurisdictional disclosure system adopted by the United States and Canada, the Company is permitted to prepare its continuous disclosure documents and other information, including documents that may be incorporated by reference in this prospectus, in accordance with the disclosure requirements of Canada. You should be aware that Canadian disclosure requirements are different from those of the United States.  For more information regarding the foregoing, see “Currency Exchange Rate and Other Information” below.

Information in this prospectus or in the documents incorporated by reference herein concerning the Company’s properties and operations has been prepared in accordance with Canadian standards under applicable Canadian securities laws, which differ from the requirements of U.S. securities laws. The terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” used in this prospectus or in the documents incorporated by reference herein are Canadian mining terms as defined in accordance with NI 43-101 under guidelines set out in the Definition Standards for Mineral Resources and Mineral Reserves adopted by the Canadian Institute of Mining, Metallurgy and Petroleum Council on December 11, 2005 (“CIM Standards”).

While the terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” are recognized and required by Canadian securities regulations, they are not recognized by the Securities and Exchange Commission (“SEC”). Pursuant to United States standards as promulgated by the SEC under Industry Guide 7, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. “Inferred Mineral Resource” has a great amount of uncertainty as to its existence, as to whether they can be mined and as to its economic and legal feasibility. It cannot be assumed that all or any part of an “Inferred Mineral Resource” will ever be upgraded to a higher category. Under Canadian securities regulations, estimates of Inferred Mineral Resources may not form the basis of feasibility or other economic studies, except in rare cases. Readers are cautioned not to assume that all or any part of a “Measured Mineral Resource” or “Indicated Mineral Resource” will ever be converted into Mineral Reserves. Readers are also cautioned not to assume that all or any part of an “Inferred Mineral Resource” exists, or is economically or legally mineable. Disclosure of contained ounces is permitted disclosure under Canadian regulations; however, the SEC generally only permits issuers to report resources as in place tonnage and grade without reference to unit measures. As such, certain information contained in this prospectus or in the documents incorporated by reference herein concerning descriptions of mineralization and resources under Canadian standards may not be comparable to similar information made public by United States companies subject to reporting and disclosure requirements of the SEC.

CURRENCY, EXCHANGE RATE AND OTHER INFORMATION

All references to “$,” “US$” or “dollars” in this prospectus refer to United States dollars unless otherwise indicated. References to “Cdn.$” or “Canadian dollars” are used to indicate Canadian dollar values.

The noon rate of exchange on May 26, 2011 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was Cdn.$1.00 equals $1.0195 and the conversion of United States dollars was $1.00 equals Cdn.$0.9809.

On June 24, 2010, the Company’s shareholders authorized a 1-for-4 share consolidation of the Company’s Common Shares (“Share Consolidation”). Immediately prior to the Share Consolidation, 517,565,717 of the Company’s Common Shares were outstanding.  Upon effectiveness of the Share Consolidation, such shares were consolidated into 129,391,429 Common Shares.  References to the Company’s Common Shares in this prospectus have been retroactively adjusted to reflect the Share Consolidation.

FINANCIAL INFORMATION

For periods ending on or prior to December 31, 2010, the financial statements of the Company incorporated by reference herein are reported in United States dollars and have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States.  Brigus Gold provides certain information reconciling its financial information with GAAP in Canada, which is referred to as Canadian GAAP.  For periods ending after December 31, 2010, the financial statements of the Company that may be incorporated by reference herein after the date of this prospectus are expected to be reported in United States dollars and prepared in accordance with international financial reporting standards as issued by the International Accounting Standards Board.

Non-GAAP Financial Measures

In this prospectus, or in the documents incorporated herein by reference, the Company uses the terms “cash operating costs,” “total cash costs,” and “total production costs,” each of which are considered non-GAAP financial measures as defined in SEC Regulation S-K Item 10 and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These terms are used by management to assess performance of individual operations and to compare Brigus Gold’s performance to other gold producers.

The term “cash operating costs” is used on a per ounce of gold basis. Cash operating costs per ounce is equivalent to direct operating cost as found on the Consolidated Statements of Operations, less production royalty expenses and mining taxes.

The term “total cash costs” is equivalent to cash operating costs plus production royalties and mining taxes.

The term “total production costs” is equivalent to total cash costs plus non-cash costs including depreciation and amortization.

THESE MEASURES ARE NOT NECESSARILY INDICATIVE OF OPERATING PROFIT OR CASH FLOW FROM OPERATIONS AS DETERMINED UNDER GAAP AND MAY NOT BE COMPARABLE TO SIMILARLY TITLED MEASURES OF OTHER COMPANIES. SEE THE MD&A FOR A RECONCILIATION OF THESE NON-GAAP MEASURES TO THE COMPANY’S CONSOLIDATED STATEMENTS OF OPERATIONS.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada and the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary, Brigus Gold Corp. at 1969 Upper Water Street, Suite 2001, 20th Floor, Purdy’s Wharf Tower II, Halifax, Nova Scotia, B3J 3R7, Telephone 1-866-785-0456 and are also available electronically at www.sedar.com and/or www.sec.gov.

The following documents of the Company are specifically incorporated by reference into, and form an integral part of, this prospectus:

(a)	the Annual Information Form for the year ended December 31, 2010 dated March 29, 2011 (the “AIF”);

(b)
the consolidated balance sheets of the Company as at December 31, 2010 and 2009 and the consolidated statements of operations and comprehensive (loss) income, shareholders’ equity (deficiency) and cash flows for the three years then ended, together with the report of independent registered chartered accountants thereon dated March 31, 2011;

(c)	the management’s discussion and analysis for the year ended December 31, 2010;

(d)	the Management Information Circular dated as at April 15, 2011 relating to the Company’s annual and special meeting of shareholders to be held on May 27, 2011;

(e)	the material change report dated January 7, 2011 in respect of the Company announcing the results from a recently completed independent technical report on its Black Fox mine;

(f)	the material change report dated February 15, 2011 in respect of the Company announcing the appointment of a new chief financial officer;

(g)
the material change report dated March 3, 2011 in respect of the Company announcing the entering into of an agreement with a syndicate of underwriters for a bought deal financing of $50,000,000 aggregate principal amount senior unsecured convertible debentures by way of short-form prospectus in all provinces and territories of Canada, excluding Quebec;

(h)	the material change report dated March 17, 2011 in respect of the Company announcing that it had filed a final short form prospectus in respect of the previously announced bought deal offering; and

(i)
the material change report dated March 23, 2011 in respect of the Company announcing the completion of an underwritten bought deal financing of $50,000,000 aggregate principal amount of 6.5% senior unsecured convertible debentures at a price of $1,000 per debenture.

Any documents of the types referred to above, or other disclosure documents required to be incorporated by reference into a prospectus filed under National Instrument 44-101- Short Form Prospectus Distributions that are filed by the Company with the securities commissions and other similar authorities in Canada after the date of this prospectus and during the period that this prospectus is effective shall be deemed to be incorporated by reference herein and form an integral part of this prospectus. Any similar document filed by the Company with, or furnished by the Company to, the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (“U.S. Exchange Act”), after the date of this prospectus shall be deemed to be incorporated by reference in this prospectus and filed as an exhibit to the registration statement of which this prospectus forms a part (in the case of any report on Form 6-K, if and to the extent provided in such report).  The documents incorporated or deemed to be incorporated by reference herein contain meaningful and material information relating to the Company and the readers should review all information contained in this prospectus and the documents incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed in its unmodified or superseded form to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed with the SEC a registration statement on Form F-10 relating to the Securities offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and the exhibits to the registration statement for further information with respect to the Securities and the Company.  That registration statement can be read at the SEC’s website, located at http://www.sec.gov, or at the SEC’s offices referenced below.

The Company is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation, and in accordance therewith, files reports and other information with the SEC and with the securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as U.S. companies.

The SEC maintains a web site (http://www.sec.gov) on which the Company’s periodic reports and other information are made available.  Such periodic reports and other information may also be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The Company also files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces of Canada.  These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

THE COMPANY

Corporate Overview

Brigus Gold was formed pursuant to Articles of Arrangement dated June 25, 2002 under the Business Corporations Act (Ontario) (the “OBCA’’) as the result of a plan of arrangement (the “Plan of Arrangement’’) in accordance with the terms of an arrangement agreement (the “Arrangement Agreement’’) dated June 24, 2002 between International Pursuit Corporation (“Pursuit’’) and Nevoro Gold Corporation (“Nevoro’’). The Plan of Arrangement provided for, among other things, the amalgamation of Pursuit and Nevoro to continue as the Company. The Company was continued under the Business Corporations Act (Yukon) pursuant to articles of continuance dated May 28, 2003. Pursuant to articles of amendment date June 25, 2010, and in connection with the Company’s acquisition of Linear Gold Corp. (“Linear”), the Company changed its name from Apollo Gold Corporation to Brigus Gold Corp. and consolidated its issued and outstanding Common Shares on the basis of one new common share for each four old Common Shares. The head office of the Company is located at Suite 2001, 1969 Upper Water Street, Purdy’s Wharf Tower II, Halifax, Nova Scotia, B3J 3R7 and its registered office is located at 204 Black Street, Suite 300, Whitehorse, Yukon Territory, Canada Y1A 2M9.

Pursuit was incorporated under the laws of the Province of Ontario under the name Brownlee Mines (1936) Limited on June 30, 1936. By Supplementary Letters Patent dated January 7, 1939, July 5, 1944 and June 5, 1946, it changed its name to Joliet-Québec Mines, Limited and subsequently made certain increases to its authorized capital. Under Articles of Amendment dated July 20, 1972, November 28, 1975, August 14, 1978, July 15, 1983, July 7, 1986 and August 6, 1987, it made various further changes to its capital and corporate governance structure and ultimately changed its name to “International Pursuit Corporation’’.

Nevoro was a private company incorporated under the Canada Business Corporations Act on February 1, 2002 and continued under the OBCA pursuant to articles of continuance dated May 30, 2002.

Summary Description of the Business

Brigus Gold is a Canadian-based mining company which is principally engaged in the extraction, processing, and refining of mineral deposits as well as related activities including the acquisition, exploration and development of such properties principally located in North America. Brigus Gold’s current sole mining operation is the Black Fox Mine.

Black Fox Mine

The Company owns a 100% interest in the Black Fox Complex (“Black Fox Complex”), an open pit and underground mine and associated exploration property, and the Black Fox Mill. Both the Black Fox Complex and Black Fox Mill properties are located in the Timmins Mining District in the Province of Ontario. The Black Fox Mine site is situated eleven kilometres (“km”) east of Matheson, Ontario and the Black Fox Mill is twenty km west of Matheson, Ontario. The open pit mine and the Black Fox Mill have been in operation since May 2009 and commercial production from underground mining of ore is expected in the second quarter of 2011.

On January 6, 2011 the Company announced the results contained in the Black Fox Project Report, which was prepared in compliance with Canadian National Instrument 43-101 (“NI 43-101”) by Wardrop Engineering Inc., a Tetra Tech Company, Toronto, Ontario.  See Schedule A for a summary of the technical report on the Black Fox Project; the complete technical report on the Black Fox Project is hereby incorporated by reference and can be found on www.sedar.com.

Brigus Gold owns two exploration properties adjacent to the Black Fox Mine site: (a) Grey Fox; and (b) Pike River, which together with the Black Fox property, comprise the Black Fox Complex.  The Mine land package is 18 square km which extends over a 6.5 km strike of the Destor-Porcupine Fault Zone. The Black Fox Mill property covers 24.7 square km.

Other Properties

As a result of the acquisition of Linear, the Company acquired, through Linear’s wholly owned subsidiary 7153945 Canada Inc., the Goldfields development project in the Lake Athabasca region of Saskatchewan, Canada, which includes a 100% interest in the Box and Athona gold deposits, subject to certain royalties and other interests.

In Mexico, the Company holds a 100% interest in the Ixhuatan Property located in the state of Chiapas, and and a 3% NSR interest in the Huizopa Project, an early stage, gold-silver exploration project located in the state of Chihuahua. In the Dominican Republic, Brigus Gold and Everton Resources Inc. have a joint venture covering the Ampliacion Pueblo Viejo and Loma El Mate mineral exploration projects.

More detailed information regarding the Company, its operations and its properties can be found in the AIF and other publicly filed documents, which are incorporated herein by reference. See “Documents Incorporated by Reference”.

The following chart shows the subsidiaries of the Company, their jurisdiction of incorporation and the Company’s direct or indirect percentage ownership interest in each corporation.

Recent Events and Other Matters

March 2011 Convertible Debenture Offering

On March 23, 2011, the Company completed an offering of $50,000,000 aggregate principal amount of senior unsecured convertible debentures (the “Convertible Debentures”).  The main features of the Convertible Debentures are (1) an interest rate of 6.5% per year, payable semi-annually in arrears on the last day of March and September commencing September 30, 2011, (2) a maturity date: March 31, 2016 (five years), (3) redemption right after 3 years, (4) a conversion price of $2.45 per common share, and (5) an issue price of $1,000 per Convertible Debenture.  The Convertible Debentures were issued pursuant to an underwriting agreement dated March 9, 2011 with a syndicate of underwriters led by BMO Capital Markets, including Haywood Securities Inc., CIBC World Markets Inc., Cormark Securities Inc. and Paradigm Capital Inc.  The net proceeds were used to completely repay the remaining balance of the Company’s Black Fox project facility debt of approximately $22.0 million held by RMB Australia Holdings Limited, an Australian corporation (“RMBAH”), with the balance of proceeds to be used to accelerate exploration drilling at the Company’s Black Fox Complex, for continuing development of the Black Fox Complex, to undertake an engineering study on the expansion of the Black Fox Mill, and for general working capital purposes. The Convertible Debentures are listed for trading on the Toronto Stock Exchange under the symbol “BRD.DB.U”.

Letter of Intent to Sell 75% Interest in Ixhuatan Project

On April 26, 2011, the Company announced that it had signed a letter of intent with Cangold Limited (“Cangold”) whereby Cangold can acquire a 75% interest in the Company’s Mexican subsidiary that owns the advanced exploration stage Ixhuatan gold project (“Ixhuatan Project”) in Chiapas, Mexico.  The Company and Cangold expect to complete a definitive option agreement by June 30, 2011.  Upon signing of such option agreement, Cangold will pay the Company Cdn$1.0 million and issue 6.0 million Cangold common shares (following Cangold’s planned five to one share consolidation).  To earn a 75% interest in the Ixhuatan Project, Cangold will be required to pay the Company a total of Cdn$10 million and issue 20.0 million post consolidation common shares over a three-year period as well as complete an independent third-party feasibility study on the Campamento Deposit.  At that point, Cangold and Brigus will hold a 75% and 25% interest respectively and will be responsible for their pro-rata costs in jointly developing the Ixhuatan deposit. Upon commencing commercial production, Brigus will receive a 2% net smelter return royalty and a payment of Cdn$5.00 per ounce of gold in the proven and probable category included in the feasibility study.

GLR Resources Settlement Agreement

On January 27, 2011, the Company and GLR Resources Inc. (“GLR”) announced that they had reached an agreement regarding the reimbursement by the Company to GLR in connection with certain equipment originally ordered by GLR.  This equipment was related to the Company’s wholly owned Goldfields Project in Saskatchewan, Canada.  A predecessor company of Brigus Gold had acquired the Goldfields Project from GLR.  Pursuant to the agreement, the Company issued to GLR 1,396,134 common shares of the Company valued at Cdn$2,443,235 based on a deemed price of Cdn$1.75 per share and will make cash payments aggregating $60,000.

Letter of Intent to Sell Concessions in Dominican Projects

On May 25, 2011, the Company announced that it had signed a letter of intent with Everton Resources Inc. (“Everton”) whereby Everton can acquire the Company’s remaining interest in the Ampliacion Pueblo Viejo, Ponton and La Cueva concessions in the Dominican Republic (the “Concessions”).  Under the terms of the letter of intent, Everton will complete a financing, pay the Company Cdn$1,000,000 cash and issue the Company 15,000,000 Everton shares. The Company will also receive a sliding net smelter return royalty on the Concessions equal to two per cent based on the then current price of gold.  In addition, Everton is required to incur a minimum Cdn$5.0 million work commitment on the Concessions over the next two years.  Upon completion of a 43-101 compliant measured and indicated resource on the Concessions of a minimum 1,000,000 ounces of gold equivalent (at an average grade of 2.5g/t or higher for APV and 1.5g/t or higher for Ponton and La Cueva), Everton will pay the Company an additional Cdn$5.0 million or 5,000,000 common shares, whichever has the greater value. The closing of the transaction with Everton is subject to Everton completing its planned financing.  The transaction and financing are also subject to receiving regulatory approvals.

RISK FACTORS

An investment in the Securities involves a high degree of risk.  You should consider the risk factors set forth below and in any accompanying prospectus supplement, the risk factors incorporated by reference herein and the other information in this prospectus before purchasing any of the Securities.  In addition to historical information, the information in this prospectus and the documents incorporated by reference herein contain “forward-looking” statements about the Company’s future business and performance.  The Company’s actual operating results and financial performance may be very different from what the Company expects as of the date of this prospectus. These risk factors list some, but not all, of the risks and uncertainties that may have a material adverse effect on the Company’s business, results of operations, financial condition, cash flows and the market price of the Company’s Common Shares. Additional risks and uncertainties not currently known to the Company or that it currently deems to be immaterial may also impair the Company’s business operations. If the Company is unable to prevent events that have a negative effect from occurring, then the Company’s business, and the Company’s results of operations, financial condition, cash flows and the market price of the Company’s Common Shares could be materially and adversely affected.

The Company has a history of losses.

With the exception of the fiscal year ended December 31, 2008, during which the Company had a net income of $1.2 million, the Company has historically incurred significant losses.  The Company’s net losses were $67.0 million, $61.7 million and $13.9 million for the years ended December 31, 2010, 2009 and 2007, respectively. In addition, Black Fox is the Company’s only current source of revenue and a portion of future production was sold under a gold stream agreement with Sandstorm Resources Ltd. (the “Gold Stream Agreement”).  Although commercial production commenced in late May 2009 at Black Fox, there can be no assurance that the Company will achieve or sustain profitability in the future.

The Company’s indebtedness obligations could impact the Company’s future operations and growth plans.

The Company’s current annual interest obligation associated with the Convertible Debentures is approximately $3.25 million, which the Company may satisfy in cash, or by issuing Common Shares to raise cash proceeds for the payment of interest or a combination thereof at its option.  The Company may also incur additional indebtedness from time to time to finance working capital, exploration or development efforts, strategic acquisitions, investments and alliances, capital expenditures or other general corporate purposes, subject to the restrictions contained in the indenture governing the Convertible Debentures (the “Indenture”) and in any other agreements under which the Company may incur indebtedness in the future.  The Company’s indebtedness and interest payment obligations could adversely affect its ability to operate its business and may limit the Company’s ability to take advantage of potential business opportunities.  For example, the Company’s indebtedness obligations present the following risks:

•
the Company is required to use a portion of its cash flow from operations to pay principal at maturity or redemption and interest on the Convertible Debentures when due, thereby reducing the availability of the Company’s cash flow to fund working capital, capital expenditures, exploration or development efforts, acquisitions, investments and strategic alliances and other general corporate requirements;

•
the Company’s level of indebtedness and leverage increases its vulnerability to economic downturns and adverse competitive and industry conditions and could place it at a competitive disadvantage compared to competitors that have less indebtedness or are less leveraged;

•
the Company’s indebtedness obligations could limit its flexibility in planning for, or reacting to, changes in its business and industry and could limit the Company’s ability to pursue other business opportunities, borrow more money for operations or capital in the future and implement its business strategies; and

•
covenants in the Indenture limit the Company’s ability, when in an event of default, to pay dividends and issue new or additional debt and covenants in debt instruments to which the Company may be subject in the future could limit its ability to guarantee debt, sell, transfer or otherwise dispose of its assets or make other restricted payments and investments.

Any of the above-listed factors could have an adverse effect on the Company’s business, financial condition and results of operations.  A failure to comply with the covenants and other provisions in the Indenture may result in events of default which could permit acceleration of the Company’s principal payment obligations under the Indenture.  Any required repayment of the Company’s indebtedness as a result of acceleration would reduce the amount of the Company’s current cash on hand such that it would not have those funds available for use in its business.  In addition, the Company may not have sufficient cash on hand to pay all such amounts in the event of acceleration.  The Company cannot assure you that its business will generate sufficient cash flows from operations or that future borrowings will be available to it in amounts sufficient and on terms reasonable to the Company to support its liquidity needs.  In addition, if the Company incurs additional indebtedness, the risks associated with its leverage, including the risk that the Company will be unable to service its debt or generate enough cash flow to fund its liquidity needs, could intensify.  If the Company is not able to generate sufficient cash flow to service its debt obligations and fund its liquidity needs, the Company may need to refinance or restructure its indebtedness, sell assets, reduce or delay capital investments, or seek to raise additional capital.

The Company will require significant additional capital to continue its exploration and development activities, and, if warranted, to develop mining operations.

Substantial expenditures will be required to continue with exploration at the Grey Fox and Pike River properties and the Company’s other exploration properties.  In order to explore and, if exploration is successful, develop these projects and properties, the Company will be required to expend significant amounts for, among other things, geological and geochemical analysis, assaying, and, if warranted, feasibility studies with regard to the results of exploration.  The Company may not benefit from these investments if the Company is unable to identify commercially exploitable mineralized material.  If the Company is successful in identifying reserves, it will require significant additional capital to construct facilities necessary to extract those reserves.

Substantial expenditures will also be required to develop the Goldfields Project located in Saskatchewan, Canada.  The Company may not be able to obtain final permits for the project and there may be significant variances relative to the feasibility study with respect to capital and operating costs as well as production estimates and related revenues, any of which could have a significant impact on the overall economics of the project.

The Company’s ability to obtain the funding necessary to explore and develop its properties and projects depends upon a number of factors, including the state of the North American and worldwide economy and the price of gold.  The Company may not be successful in obtaining the required financing for these or other purposes on terms that are favourable to the Company or at all, in which case the Company’s ability to continue operating would be adversely affected.  Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration or potential development of some or all of its exploration and /or development properties.

The Company’s earnings may be affected by the volatility of gold prices.

The Company derives all of its revenues from the sale of gold, and its development and exploration activities are focused on gold.  As a result, the Company’s future earnings are directly related to the price of gold.  Since the beginning of 2010, the London P.M. or afternoon fix gold spot price, as reported by the Wall Street Journal, has fluctuated from a high of approximately $1541/oz to a low of approximately $1,052/oz and was $1526.25/oz on May 25, 2011.  Changes in the price of gold significantly affect the Company’s profitability and the trading price of its Common Shares.  Gold prices historically have fluctuated widely, based on numerous industry factors including:

•	industrial and jewelry demand;

•	central bank lending, sales and purchases of gold;

•	forward sales of gold by producers and speculators;

•	production and cost levels in major gold-producing regions; and

•	rapid short-term changes in supply and demand because of speculative or hedging activities.

•	Gold prices are also affected by macroeconomic factors, including:

•	confidence in the global monetary system;

•	expectations of the future rate of inflation (if any);

•	the strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted) and

•	other currencies;

•	interest rates; and

•	global or regional political or economic events, including but not limited to acts of terrorism.

The current demand for, and supply of, gold also affects gold prices.  The supply of gold consists of a combination of new production from mining and existing shares of bullion held by government central banks, public and private financial institutions, industrial organizations and private individuals.  As the amounts produced by all producers in any single year constitute a small portion of the total potential supply of gold, normal variations in current production do not usually have a significant impact on the supply of gold or on its price.  Mobilization of gold held by central banks through lending and official sales may have a significant adverse impact on the gold price.

All of the above factors are beyond the Company’s control and are impossible for the Company to predict.  If the market prices for gold fall below the Company’s costs to produce gold for a sustained period of time, that will make it more difficult to obtain financing for its projects, the Company will experience additional losses and the Company could also be required to discontinue exploration, development and/or mining at one or more of its properties.

Operational problems may disrupt mining and milling operations at Black Fox.

Mining and milling operations, including the Company’s Black Fox mine and mill, inherently involve risks and hazards.  Although the Company commenced commercial production in May 2009, future production at Black Fox could be prevented, delayed or disrupted by, among other things:

•	difficulties associated with the recent commencement of underground production;

•	unanticipated changes in grade and tonnage of material to be mined and processed;

•	unanticipated adverse geotechnical conditions;

•	adverse weather conditions;

•	incorrect data on which engineering assumptions are made;

•	availability and cost of labor and other supplies and equipment;

•	availability of economic sources of power; adequacy of access to the site;

•	unanticipated transportation costs;

•	government regulations (including regulations relating to prices, royalties, duties, taxes, restrictions on production,

•	quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

•	lower than expected ore grades;

•	the physical or metallurgical characteristics of the ore are less amenable to mining or treatment than expected;

•	delivery and installation of equipment necessary to continue operations as planned; or

•	failure of the Company’s equipment, processes or facilities to operate properly or as expected.

Production delays or stoppages will adversely affect the Company’s sales and operating results, and could prevent the Company from meeting its obligations under the indenture that governs the Convertible Debentures.

Brigus Gold’s exploration and development properties are highly speculative in nature and may not be successful.

Certain of Brigus Gold’s activities are directed toward the development of mineral deposits and the exploration for and the future development of mineral deposits.  The exploration for, and development of, precious metal deposits involves significant risks which even a combination of careful evaluation, experience and knowledge cannot eliminate.  Accordingly, there can be no assurance that the Company’s mineral exploration efforts will be successful.  While the discovery of a precious metal deposit may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site.  Whether a precious metal deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices which are highly cyclical and unpredictable; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of precious metals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Brigus Gold not receiving an adequate return on invested capital or abandoning or delaying the development of a mineral project.

There is no certainty that the expenditures made by the Company towards the search and evaluation of precious metal deposits will result in discoveries of commercial quantities of such metals.

The development of the Goldfields Project is subject to a number of risks and its development into a commercially viable mine cannot be assured.

The Goldfields Project is currently at the pre-development stage. Construction and development of the project is subject to numerous risks, including, but not limited to, delays in obtaining equipment, material, permits and services essential to completing construction of the project in a timely manner; changes in environmental or other government regulations; currency exchange rates; financing risks; labor shortages; and fluctuation in metal prices, as well as the continued support of the local community. There can be no assurance that the construction will commence or continue in accordance with current expectations or at all.

In addition, the Goldfields Project has no recent operating history upon which to base estimates of future commercial viability.  Estimates of mineral resources and mineral reserves are, to a large extent, based on the interpretation of geological data obtained from drill holes and other sampling techniques and feasibility studies.  This information is used to calculate estimates of the capital cost and operating costs based upon anticipated tonnage and grades of gold to be mined and processed, the configuration of the mineral resource, expected recovery rates, comparable facility and equipment operating costs, anticipated climatic conditions and other factors.  As a result, it is possible that difference in such estimates could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.  There can be no assurance that the Company will be able to complete development of its mineral projects, or any of them, at all or on schedule or within budget due to, among other things, and in addition to those factors described above, changes in the economics of the mineral projects, the delivery and installation of plant and equipment and cost overruns, or that the current personnel, systems, procedures and controls will be adequate to support operations.  Should any of these events occur, it would have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

Brigus Gold’s exploration project in the Dominican Republic is subject to a joint venture.

The Company’s exploration projects in the Dominican Republic are subject to a joint venture with Everton Resources Inc.  The termination of this joint venture could potentially have an impact on the Company and/or the Company’s share price.  The Company is currently relying on Everton to advance these projects and there is no assurance that Everton’s funding of these exploration projects will continue.

The Company faces strong competition from other mining companies for the acquisition of new properties.

Mines have limited lives and as a result, the Company may seek to replace and expand its reserves through the acquisition of new properties, interests or companies.  In addition, there is a limited supply of desirable mineral lands available in the United States, Canada and Mexico and other areas where the Company would consider conducting exploration and/or production activities.  Because the Company faces strong competition for new properties from other mining companies, most of which have greater financial resources than the Company does, it may be unable to acquire attractive new mining properties.

The Company’s estimates of reserves and resources are potentially inaccurate.

The Company estimates its reserves and resources on its properties as “proven reserves”, “probable reserves” or in accordance with applicable Canadian standards, as “measured resources”, “indicated resources” or “inferred resources”.  The Company’s ore reserve and resource figures and costs are primarily estimates and are not guarantees that the Company will recover the indicated quantities of these metals. The Company estimates proven reserve quantities based on sampling and testing of sites conducted by the Company and by independent companies hired by the Company.  Probable reserves are based on information similar to that used for proven reserves, but the sites for sampling are less extensive, and the degree of certainty is less.  Reserve estimation is an interpretive process based upon available geological data and statistical inferences and is inherently imprecise and may prove to be unreliable.  In addition, resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.

The Company’s reserves are reduced as existing reserves are depleted through production.  Reserves may be reduced due to lower than anticipated volume and grade of reserves mined and processed and recovery rates.

Reserve estimates are calculated using assumptions regarding metals prices.  For example, the Company’s reserves at Black Fox were estimated using a gold price of $1,150/oz for 88% of production and $500/oz for gold production sold through the Gold Stream Agreement.  Gold prices have fluctuated widely in the past.  Declines in the market price of metals, as well as increased production costs, capital costs and reduced recovery rates, may render reserves uneconomic to exploit, and lead to a reduction in reserves.  Any material reduction in the Company’s reserves may lead to lower earnings or higher losses, reduced cash flow, asset write-downs and other adverse effects on the Company’s results of operations and financial condition, including difficulty in obtaining financing and a decrease in the Company’s stock price.  Reserves should not be interpreted as assurances of mine life or of the profitability of current or future operations.  No assurance can be given that the amount of metal estimated will be produced or the indicated level of recovery of these metals will be realized.

The Company may not achieve its production estimates.

The Company prepares estimates of future production for its operations.  The Company develops its estimates based on, among other things, mining experience, reserve estimates, assumptions regarding ground conditions and physical characteristics of ores (such as hardness and presence or absence of certain metallurgical characteristics) and estimated rates and costs of mining and processing.  In the past, the Company’s actual production from time to time has been lower than its production estimates and this may be the case in the future.  In particular, the Company’s estimate of 2009 gold production was lower than originally predicted as a direct result of encountering lower grade ore than its reserve model predicted.

Each of these factors also applies to future development properties not yet in production. In the case of mines the Company may develop in the future, the Company does not have the benefit of actual experience in its estimates, and there is a greater likelihood that the actual results will vary from the estimates.  In addition, development and expansion projects are subject to financing contingencies, unexpected construction and start-up problems and delays.

The Company’s future profitability depends in part on actual economic returns and actual costs of developing mines, which may differ significantly from the Company’s estimates and involve unexpected problems, costs and delays.

The Company is engaged in the development of new ore bodies.  The Company’s ability to sustain or increase its present level of production is dependent in part on the successful exploration and development of new ore bodies and/or expansion of existing mining operations.

Decisions regarding future projects, including Grey Fox, Pike River, and Goldfields, are subject to the successful completion of feasibility studies, issuance of necessary governmental permits and receipt of adequate financing.

Development projects have no operating history upon which to base estimates of future cash flow. The Company’s estimates of proven and probable ore reserves and cash operating costs are, to a large extent, based upon detailed geologic and engineering analysis.  The Company also conducts feasibility studies that derive estimates of capital and operating costs based upon many factors.

It is possible that actual costs and economic returns may differ materially from the Company’s best estimates.  It is not unusual in the mining industry for new mining operations to experience unexpected problems during the start-up phase and to require more capital than anticipated.  There can be no assurance that any future exploration or development efforts, including the planned expansion at Black Fox, will be profitable.

Disruptions in the supply of critical equipment and increases in prices of raw materials could adversely impact the Company’s operations.

The Company is a significant consumer of electricity, mining equipment, fuels and mining-related raw materials, all of which the Company purchases from outside sources.  Increases in prices of electricity, equipment, fuel and raw materials could adversely affect the Company’s operating expenses and profitability.  Furthermore, failure to receive raw materials in a timely manner from third party suppliers could impair the Company’s ability to meet production schedules or its contractual commitments and thus adversely impact its revenues.  From time to time, the Company obtains critical mining equipment from outside North America.  Factors that can cause delays in the arrival of such equipment include weather, political unrest in countries from which equipment is sourced or through which it is delivered, terrorist attacks or related events in such countries or in the U.S. or Canada, and work stoppages by suppliers or shippers.  Prolonged disruptions in the supply of any of the Company’s equipment or other key raw materials, implementing use of replacement equipment or new sources of supply, or a continuing increase in the prices of raw materials and energy could have a material adverse effect on the Company’s operating results, financial condition or cash flows.

The Company’s operations may be adversely affected by risks and hazards associated with the mining industry.

The Company’s business is subject to a number of risks and hazards including adverse environmental effects, technical difficulties due to unusual or unexpected geologic formations, and pit wall failures as well as the risks associated with underground mining.

Such risks could result in personal injury, environmental damage, damage to and destruction of production facilities, delays in mining and liability.  For some of these risks, the Company maintains insurance to protect against these losses at levels consistent with its historical experience and industry practice.  However, the Company may not be able to maintain current levels of insurance, particularly if there is a significant increase in the cost of premiums. Insurance against environmental risks is generally too expensive or not available for the Company and other companies in the industry, and, therefore, the Company does not maintain environmental insurance.  To the extent the Company is subject to environmental liabilities, it would have to pay for these liabilities.  Moreover, in the event that the Company is unable to fully pay for the cost of remediating an environmental problem, the Company might be required to suspend or significantly curtail operations or enter into other interim compliance measures.

The titles to some of the Company’s properties may be uncertain or defective.

While the Company has no reason to believe that its rights to mine on any of its properties are in doubt, title to mining properties are subject to potential claims by third parties claiming an interest in them.

If there are title defects with respect to any of the Company’s properties, it might be required to compensate other persons or perhaps reduce the Company’s interest in the affected property.  Also, in any such case, the investigation and resolution of title issues would divert management’s time from ongoing exploration and development programs.  Furthermore, if the Company loses its rights in and to any of its properties, the Company could incur substantial and protracted losses.

The Company may lose rights to properties if it fails to meet payment requirements or development or production schedules.

The Company derives the rights to most of its mineral properties from unpatented mining claims, leaseholds, joint ventures or purchase option agreements which require the payment of maintenance fees, rents, purchase price installments, exploration expenditures, or other fees.  If the Company fails to make these payments when they are due, its rights to the property may lapse.  There can be no assurance that the Company will always make payments by the requisite payment dates.  In addition, some contracts with respect to the Company’s mineral properties require development or production schedules.  There can be no assurance that the Company will be able to meet any or all of the development or production schedules.  The Company’s ability to transfer or sell its rights to some of its mineral properties requires government approvals or third party consents, which may not be granted.

The Company’s investments in auction rate securities are subject to risks which may cause losses and affect the liquidity of these investments.

The Company acquired auction rate securities in 2007 with a face value of $1.5 million. The securities were marketed by financial institutions with auction reset dates at 28 day intervals to provide short-term liquidity.  All such auction rate securities were rated AAA when purchased, pursuant to the Company’s investment policy.  Beginning in August 2007, a number of auctions failed and there is no assurance that auctions for the auction rate securities in the Company’s investment portfolio, which currently lack liquidity, will succeed.  An auction failure means that the parties wishing to sell their securities could not do so as a result of a lack of buying demand.  As at December 31, 2010, the Company’s auction rate securities held an adjusted cost basis and fair value of $1.0 million based on liquidity impairments to these securities.

Uncertainties in the credit and capital markets could lead to further downgrades of the Company’s auction rate securities holdings and additional impairments.  Furthermore, as a result of auction failures, the Company’s ability to liquidate and fully recover the carrying value of its auction rate securities in the near term may be limited or not exist.

The market price of the Company’s Common Shares has experienced volatility and could decline significantly.

The Company’s Common Shares are listed on the NYSE Amex Equities Exchange and the Toronto Stock Exchange.  The Company’s share price has declined significantly since 2004, and over the last year the closing price on the NYSE Amex Equities Exchange of the Company’s Common Shares has fluctuated from a low of $1.08 per share to a high of $2.15 per share.  Securities of small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved.  These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries.  The Company’s share price is also likely to be significantly affected by global economic issues, as well as short-term changes in gold prices or in the Company’s financial condition or liquidity.

As a result of any of these factors, the market price of the Company’s Common Shares at any given point in time might not accurately reflect its long-term value.  Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. The Company could in the future be the target of similar litigation.  Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

The existence of outstanding rights to purchase Common Shares may impair the Company’s share price and its ability to raise capital.

Approximately 55.1 million of the Company’s Common Shares are issuable on exercise of warrants, options to purchase Common Shares at prices ranging from approximately $0.80 to $8.96 and a weighted average price of $1.56.

In addition, approximately 20.4 million Common Shares are issuable upon conversion of the Convertible Debentures.   Further, Common Shares of the Company are potentially issuable in connection with the Convertible Debentures in the following circumstances: (i) at the Company’s election in lieu of payment of principal upon redemption or maturity of the Convertible Debentures, (ii) upon a change of control of the Company (as defined in the Indenture) and (iii) at the Company’s election to pay interest on the Convertible Debentures in Common Shares.

During the term of the warrants, options, Convertible Debentures and other rights, the holders are given an opportunity to profit from a rise in the market price of the Company’s Common Shares with a resulting dilution in the interest of the other shareholders.  The Company’s ability to obtain additional equity financing during the period such rights are outstanding may be adversely affected, and the existence of such rights may have an adverse effect on the price of the Company’s Common Shares.  The holders of the warrants, options, Convertible Debentures and other rights can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favourable to the Company than those provided by the outstanding rights.

Past and future equity issuances could impair the Company’s share price.

If the Company’s shareholders sell substantial amounts of their Common Shares (including the 23,724,949 Common Shares registered for resale hereunder by this prospectus), the market price of the Company’s Common Shares could decrease.

The Company has 190,210,214 Common Shares outstanding as at May 27, 2011 and approximately 75.5 million Common Shares issuable upon exercise of options, warrants and Convertible Debentures outstanding on such date.  In addition, the Company may sell additional Common Shares in subsequent offerings and issue additional Common Shares to finance future acquisitions or as compensation in financing transactions.

The Company cannot predict the size of future issuances of Common Shares or the effect, if any, that future issuances and sales of Common Shares will have on the market price of the Company’s Common Shares.  Sales or issuances of large numbers of the Company’s Common Shares, or the perception that such sales might occur, may adversely affect prevailing market prices for the Company’s Common Shares.  With any additional issuance of Common Shares, investors will suffer dilution and the Company may experience dilution in its earnings per share.

The Company faces substantial governmental regulation.

The Company’s Black Fox mining operations and its Canadian, Dominican Republic and Mexican exploration activities are subject to regulations promulgated by various applicable government agencies governing the environment, agricultural zoning, prospecting, development, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, mine safety and other matters.  Currently, the Company’s Canadian properties are subject to the jurisdiction of the federal laws of Canada, the provincial laws of Ontario, as well as local laws where they are located. In addition, the Company’s Mexican and Dominican Republic joint ventures are subject to applicable federal laws as well as local laws where they are located.  Any changes in current regulations, the adoption of new regulations or shifts in political conditions are beyond the Company’s control of and may adversely affect its business.

Companies that engage in exploration and development activities often experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits.  Issuance of permits for the Company’s exploration and mining activities is subject to the discretion of government authorities, and the Company may be unable to obtain or maintain such permits. Permits required for future exploration or development may not be obtainable on reasonable terms or on a timely basis.  Existing and possible future laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in its capital expenditures or require abandonment or delays in the exploration or development of its properties.  Moreover, these laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the environmental, health and safety impacts of the Company’s past and current operations, or possibly even those actions of parties from whom the Company acquired its mines or properties, and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions.

It is difficult to strictly comply with all regulations imposed on the Company.  The Company retains competent and well trained individuals and consultants in jurisdictions in which it does business, however, even with the application of considerable skill the Company may inadvertently fail to comply with certain laws.  Such events can lead to financial restatements, fines, penalties, and other material negative impacts on the Company.

The Canadian mining industry is subject to federal and provincial environmental protection legislation.  This legislation imposes strict standards on the mining industry in order to reduce or eliminate the effects of waste generated by extraction and processing operations and subsequently emitted into the air or water.  Consequently, drilling, refining, extracting and milling are all subject to the restrictions imposed by this legislation.  In addition, the construction and commercial operation of a mine typically entail compliance with applicable environmental legislation and review processes, as well as the obtaining of permits, particularly for the use of the land, permits for the use of water, and similar authorizations from various government bodies.  Canadian federal, provincial, and local laws and regulations relating to the exploration for and development, production and marketing of mineral production, as well as environmental and safety matters have generally become more stringent in recent years, often imposing greater liability on a larger number of potentially responsible parties.  Because the requirements imposed by such laws and regulations are frequently changed, the Company is unable to predict the ultimate cost of compliance with such requirements.  There is no assurance that environmental laws and regulations enacted in the future will not adversely affect the Company’s financial condition and results of operations.

The Company is subject to environmental risks.

Environmental Liability. The Company is subject to potential risks and liabilities associated with environmental compliance and the disposal of waste rock and materials that could occur as a result of the Company’s mineral exploration and production.  In certain circumstances, the potential liabilities can include liability for costs of remediation and clean up of mines which the Company owned or operated in the past, but no longer own or operate.  To the extent that the Company is subject to environmental liabilities, the payment of such liabilities or the costs that the Company may incur to remedy any non-compliance with environmental laws would reduce funds otherwise available to it and could have a material adverse effect on the Company’s financial condition or results of operations.  If the Company is unable to fully remedy an environmental problem, it might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

The potential exposure may be significant and could have a material adverse effect on the Company.  The Company has not purchased insurance for environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) because it is not generally available at a reasonable price or at all.

Environmental Permits. All of the Company’s exploration, development and production activities are subject to regulation under one or more of the various state, federal and provincial environmental laws and regulations in the jurisdictions in which they are located.  Many of the regulations require the Company to obtain permits for its activities.  The Company must update and review its permits from time to time, and is subject to environmental impact analyses and public review processes prior to approval of the additional activities.  It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have a significant impact on some portion of its business, causing those activities to be economically reevaluated at that time. Those risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond the Company’s financial capabilities.

The posting of bonds in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, and therefore increases in bonding requirements could prevent the Company’s operations from continuing even if the Company was in full compliance with all substantive environmental laws.

Because the Company is a foreign private issuer within the meaning of the rules under the U.S. Exchange Act, the Company is exempt from certain rules and regulations applicable to United States domestic public companies, and the Company is not required to provide its investors with the same level of disclosure that domestic public companies are required to provide.

The Company is a foreign private issuer within the meaning of the rules under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and intends to file reports required under the U.S. Exchange Act as applicable to foreign private issuers.  As a foreign private issuer, the Company is exempt from certain provisions applicable to United States domestic public companies. For example:

•	the Company is not required to provide as many U.S. Exchange Act reports, or as frequently, as a domestic public company;

•	the Company is not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	for interim reporting, the Company is permitted to comply solely with requirements in Canada, which may be less rigorous than the rules that apply to domestic public companies;

•
the Company is not required to comply with the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act; and

•
the Company is not required to comply with Section 16 of the U.S. Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transaction.

As a result, shareholders may not have access to information they may deem important and the Company will not be under any obligation to provide such information.

Certain of the corporate governance rules promulgated by the NYSE Amex Equities Exchange do not apply to the Company so long as it qualifies as a foreign private issuer, and there may be significant differences between the Company’s corporate governance practices and the corporate governance standards applicable to U.S. domestic companies listed on the NYSE Amex Equities Exchange.

As a foreign private issuer, the Company is permitted to follow corporate governance practices in accordance with Canadian law in lieu of certain of the NYSE Amex Equities Exchange corporate governance rules in the NYSE Amex Company Guide (“NYSE Amex Standards”).  The Company may in the future rely on exemptions to the NYSE Amex Standards applicable to foreign private issuers and, under such circumstances, you may not have the same protections afforded to shareholders of U.S. domestic issuers that are subject to all of the NYSE Amex Standards.

The Company discloses certain technical information in Canada relating to the Company’s properties under Canadian standards, which differs significantly from standards in the United States.

The Company files reports in Canada that are prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. Technical disclosure regarding the Company’s properties included or incorporated by reference in the Company’s Canadian filings on SEDAR (“Technical Disclosure”) has been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of the United States securities laws.  The Technical Disclosure uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”).  NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all mineral reserve and mineral resource estimates contained in the Technical Disclosure have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System.  These standards differ significantly from the requirements of the SEC, and resource information contained in the Technical Disclosure may not be comparable to similar information disclosed by U.S. companies.  For example, use of the terms “probable mineral reserves,” “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources” comply with the reporting standards in Canada but are not recognized by the SEC.

Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.

You should not assume that all or any part of measured or indicated mineral resources will ever be converted into mineral reserves.  These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies.  It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources, or inferred mineral resources will ever be upgraded to a higher category or that such resources are economically or legally mineable.  The SEC generally only permits issuers to report mineralization that does not constitute “reserves” as in place tonnage and grade without reference to unit measures.  In addition, the definitions of proven and probable mineral reserves used in NI 43-101 differ from the definitions in the SEC Industry Guide 7.  Accordingly, information contained in the Technical Disclosure may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

There may be certain tax risks associated with investments in the Company’s Common Shares.

U.S. persons who are potential holders of the Company’s Common Shares should be aware that the Company could constitute a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes.  The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income.  The application of these factors depends upon the Company’s financial results for the year, which is beyond the Company’s ability to predict or control, and may be subject to legal and factual uncertainties.  While the Company does not expect to be a PFIC in 2011, the Company is unable to predict whether it will be a PFIC in 2011 or in later years.  The Company undertakes no obligation to advise investors as to the Company’s PFIC status for any year.

If the Company is a PFIC for any year, any holder of the Company’s Common Shares who is a U.S. person for U.S. federal income tax purposes (“U.S. holder”) and whose holding period for such common stock includes any portion of a year in which the Company is a PFIC generally would be subject to a special adverse tax regime in respect of “excess distributions.”  Excess distributions would include certain distributions received with respect to the Company’s Common Shares.  Gain recognized by a U.S. holder on a sale or other transfer of the Company’s Common Shares also would be treated as an excess distribution.  Under the PFIC rules, excess distributions would be allocated ratably to a U.S. holder’s holding period.

The portion of any excess distributions (including gains treated as excess distributions) allocated to the current year and to prior years before the Company became a PFIC would be includible as ordinary income in the current year.  The portion of any excess distributions allocated to prior PFIC years would be taxed at the highest marginal rate applicable to ordinary income for each year (regardless of the taxpayer’s actual marginal rate for that year and without reduction by any losses or loss carryforwards) and would be subject to interest charges to reflect the value of the U.S. federal income tax deferral.

In addition, dividends received from a company that is a PFIC in the year in which the dividend is paid or in the preceding calendar year are not “qualified dividend income” and are subject to taxation at ordinary income rates.

Elections may be available to mitigate the adverse tax rules that apply to PFICs (the so-called “QEF” and “mark-to-market” elections), but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income.  The Company has not decided whether it will provide the U.S. holders of the Company’s Common Shares with the annual information required to make a QEF election.

Additional special adverse rules could apply to the Company’s Common Shares if the Company is a PFIC and has a non-U.S. subsidiary that is also a PFIC.  Special adverse rules that impact certain estate planning goals could apply to the Company’s Common Shares if the Company is a PFIC.

The PFIC rules are extremely complex, and shareholders are urged to consult their own tax advisers regarding the potential consequences to them of the Company being classified as a PFIC.

You could have difficulty or be unable to enforce certain civil liabilities on the Company, certain of the Company’s directors and the Company’s experts.

The Company is a Yukon Territory, Canada, corporation.  Many of the Company’s assets are located outside of the United States.  Additionally, a number of the Company’s officers, directors and the experts are residents of Canada.  It might not be possible for shareholders in the United States to collect judgments obtained in United States courts predicated on the civil liability provisions of U.S. securities legislation.  It could also be difficult for shareholders to effect service of process in connection with any action brought in the United States upon such directors and experts.  Execution by United States courts of any judgment obtained against the Company, or any of directors, executive officers or experts of the Company, in United States courts would be limited to the assets, or the assets of such persons or corporations, as the case might be, in the United States.  The enforceability in Canada of United States judgments or liabilities in original actions in Canadian courts predicated solely upon the civil liability provisions of the federal securities laws of the United States is doubtful.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the consolidated capitalization of the Company since December 31, 2010, other than (i) 1,396,134 common shares issued to GLR, (ii) the $50,000,000 aggregate principal amount of Convertible Debentures issued on March 23, 2011.

As at May 27, 2011, there were 190,210,214 of the Company’s Common Shares issued and outstanding (approximately 265.7 million Common Shares on a fully-diluted basis).  If all Common Shares registered for resale hereunder are sold, there will be an aggregate of 213,935,163 of the Company’s Common Shares issued and outstanding (approximately 289.4 million Common Shares on a fully-diluted basis).

PRICE RANGE AND TRADING VOLUMES

The Company’s Common Shares are listed and posted for trading on the TSX under the trading symbol “BRD”. The following tables set forth the reported high, low and closing sale prices and the aggregate volume of trading of the Company’s Common Shares on the TSX during the 12 months preceding the date of this prospectus.  The trading prices below, but not the volumes, have been adjusted for the one for four Share Consolidation made effective June 25, 2010.

	High (Cdn.$)	Low (Cdn.$)	Close (Cdn.$)	Volume (#)
2010
April	1.56	1.32	1.34	8,753,776
May	1.52	1.20	1.22	10,281,435
June	1.49	1.12	1.33	4,269,348
July	1.34	1.19	1.27	5,857,608
August	1.28	1.11	1.26	2,490,204
September	1.70	1.28	1.67	17,429,316
October	1.82	1.49	1.61	13,484,145
November	1.94	1.60	1.73	12,266,986
December	2.11	1.65	2.10	16,618,743
2011
January	2.15	1.58	1.59	17,575,232
February	1.72	1.46	1.58	10,106,149
March	1.84	1.39	1.49	11,641,254
April	1.61	1.43	1.52	12,956,908
May (through May 26, 2011)	1.53	1.32	1.41	5,015,008

Source: TSX Market Data

The closing price of the Company’s Common Shares on the TSX on May 26, 2011 was Cdn.$1.41.

Certain of the Company’s outstanding common share purchase warrants are listed and posted for trading on the TSX under the trading symbols “BRD.WT” and “BRD.WT.A”.  The following table sets forth the market price ranges and the aggregate volume of trading of such warrants on the TSX for the periods indicated:

BRD.WT

Period	High (Cdn.$)	Low (Cdn.$)	Close (Cdn.$)	Volume (warrants)
2010
July	Nil	Nil	Nil	Nil
August	Nil	Nil	Nil	134
September	0.70	0.57	0.65	87,920
October	0.97	0.63	0.82	114,470
November	1.00	0.75	1.00	94,706
December	1.10	0.82	1.10	133,691
2011
January	1.05	0.81	0.80	63,500
February	0.85	0.70	0.84	18,100
March	0.89	0.66	0.75	30,700
April	0.84	0.55	0.84	220,150
May (through May 26, 2011)	0.84	0.84	0.84	150

BRD.WT.A

Period	High (Cdn.$)	Low (Cdn.$)	Close (Cdn.$)	Volume (warrants)
2010
October	0.70	0.45	0.64	263,625
November	0.95	0.56	0.59	139,401
December	0.92	0.73	0.89	196,625
2011
January	0.75	0.58	0.58	38,125
February	0.82	0.55	0.82	99,625
March	0.82	0.60	0.80	30,525
April	0.65	0.55	0.63	17,000
May (through May 26, 2011)	0.59	0.42	0.59	45,000

BRD.DB.U

Period	High (Cdn.$)	Low (Cdn.$)	Close (Cdn.$)	Volume (debentures)
2011
March	100.25	99.00	100.00	40,730
April	101.50	99.55	101.50	39,740
May (through May 26, 2011)	101.80	100.75	101.80	1,023,000

EARNINGS COVERAGE

The following earnings coverages and adjusted earnings coverages are calculated on a consolidated basis for the year ended December 31, 2010 and are derived from audited financial information for the year ended December 31, 2010.

The loss of the Company before interest and income tax expense for the year ended December 31, 2010 was $57.0 million. The interest expense for the year ended December 31, 2010 was $11.5 million, resulting in a negative coverage ratio. The dollar amount of the coverage deficiency would have been $68.5 million.

After giving effect to the sale of all Common Shares registered for resale hereunder, the sale of the Convertible Debentures described herein and the repayment of the remaining balance of the Company’s Black Fox project facility debt, the pro forma loss of the Company before interest and income tax expense for the year ended December 31, 2010 was $57.0 million.  After giving effect to the sale of all Common Shares registered for resale hereunder, the sale of the Convertible Debentures described herein and the repayment of the remaining balance of the Company’s Black Fox project facility debt, the pro forma interest expense for the year ended December 31, 2010 was $11.5 million, resulting in a negative coverage ratio.  The dollar amount of the coverage deficiency would have been $68.5 million.

The earnings coverage ratios set out above have been calculated using financial information that was prepared in accordance with GAAP.

USE OF PROCEEDS

Sales of Securities by Brigus Gold

Unless otherwise indicated in the applicable prospectus supplement, the Company intends to use the net proceeds from the sale of the Securities offered under this prospectus for the exploration and development of its properties, acquisition, exploration and development of additional properties or interests, working capital and general corporate purposes.  Pending the application of the net proceeds, the Company expects to invest the proceeds in short-term, investment-grade, interest-bearing instruments, or other investment-grade securities.

Sales of Common Shares by the Selling Shareholders

The selling shareholders will receive all of the proceeds from the sales of the Company’s Common Shares offered by them.  The Company will not receive any proceeds from the sale by the selling shareholders of these Common Shares.  See “Selling Shareholders” on page 35 of this prospectus.

The Company will, however, receive the proceeds from any exercise of the warrants or options held by the selling shareholders unless the selling shareholders do not exercise such Securities before their respective maturity dates or the selling shareholders elect to exercise such Securities using a cashless exercise feature, if applicable, that allows the selling shareholders to receive a reduced number of shares rather than paying the exercise price in cash. Any proceeds the Company would receive from such exercised could be used for the exploration and development of the Company’s properties, acquisition, exploration and development of additional properties or interests, working capital and general corporate purposes.

The Company has agreed to pay all expenses in connection with the registration of the Common Shares offered by the selling shareholders.

PLAN OF DISTRIBUTION

Sales of Securities by Brigus Gold

The Company may sell the Securities offered by means of this prospectus and any related prospectus supplement directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The Company may distribute such Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The Company may offer Securities in the same offering, or we may offer Securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of our Securities, including:

•	the offeror of the Securities;

•	the terms of the Securities to which the prospectus supplement relates;

•	the name or names of any underwriters;

•	the purchase price of the Securities (if then known) and the proceeds to be received from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the Securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

During and after an offering through underwriters, the underwriters may purchase and sell the Securities in the open market.  These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the U.S. Exchange Act.  These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered Securities or preventing or retarding a decline in the market price of the offered Securities. As a result, the price of the offered Securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE Amex Equities Exchange, the TSX or otherwise and, if commenced, may be discontinued at any time.

Securities may be sold directly by the Company or through agents or underwriters designated by the Company from time to time. The Company may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from the Company at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

Agents and underwriters may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of Securities other than the Common Shares will be a new issue of Securities with no established trading market. Any underwriter may make a market in these Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities. With respect to the sale of any Securities under this prospectus, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

Sales of Common Shares by the Selling Shareholders

The Common Shares offered by the selling shareholders under this prospectus are being registered to permit public secondary trading of these Securities by the holders thereof from time to time after the date of this prospectus.  The selling shareholders and their pledgees, assignees, donees, or other successors-in-interest who acquire their shares after the date of this prospectus may sell the Common Shares directly to purchasers or through broker-dealers or agents.

The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Sales may be effected in transactions, which may involve block transactions or crosses:

•	through the NYSE Amex Equities Exchange or on any national securities exchange or quotation service on which the Common Shares may be listed or quoted at the time of sale;

•	through the Toronto Stock Exchange in compliance with Canadian securities laws and rules of the Toronto Stock Exchange through registered brokers;

•	in the over-the-counter market;

•	in transactions otherwise than on exchanges or quotation services, or in the over-the counter market;

•	through the exercise of purchased or written options; or

•	through any other method permitted under applicable law.

The selling shareholders may sell the shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers. The selling shareholders and any broker-dealers or agents that participate in the sale of the Common Shares may be determined to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If any selling shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

In connection with sales of the Common Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell short the shares and deliver the shares to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell the shares.

The aggregate proceeds to the selling shareholders from the sale of the Common Shares offered hereby will be the purchase price of the Common Shares less discounts and commissions, if any, paid to broker-dealers. The selling shareholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents.

In order to comply with the securities laws of some states, if applicable, the Common Shares may be sold by the selling shareholders in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Company is not aware of any plans, arrangements or understandings between the selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the Common Shares by the selling shareholders. The selling shareholders may decide not to sell any or all of the shares offered by it pursuant to this prospectus and may transfer, devise or gift the shares by other means not described in this prospectus. Moreover, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Company may suspend the use of this prospectus if it notifies the selling shareholders that the Company’s board of directors has determined that the sale of the Company’s Common Shares at such time would be detrimental to the Company and the Company’s shareholders or if material non-public information exists that must be disclosed so that this prospectus, as in effect, does not include an untrue statement of a material fact or omit to state a material fact required to make the statements in this prospectus not misleading.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Brigus Gold is authorized to issue an unlimited number of Common Shares of which, as at May 27, 2011, 190,210,214 were issued and outstanding.

Holders of the Company’s Common Shares are entitled to receive on a pro rata basis dividends if, as and when declared by the board of directors of the Company, subject to the prior rights of the holders of any shares ranking senior to the Common Shares in the payment of dividends.  In the event of the dissolution, liquidation or winding-up of the Company, the holders of the Common Shares, subject to the prior rights of the holders of any shares ranking senior to the Common Shares with respect to priority in the distribution of the property and assets of the Company upon dissolution, liquidation or winding-up, will be entitled to receive on a pro rata basis the remaining property and assets of the Company.  Holders of Common Shares are entitled to receive notice of, attend and vote at any meeting of the Company’s shareholders, except meetings where only the holders of another class or series of shares are entitled to vote separately as a class or series. The Common Shares carry one vote per share.

Shareholders’ Rights Plan

On January 17, 2007, the Company adopted a shareholder rights plan, which was put before the Company’s shareholders for reconfirmation at the Company’s annual general and special meeting held on June 24, 2010. See the management information circular dated as at May 26, 2010 for a full description of the shareholder rights plan.

Each common share has one right attached. The purpose of the plan is to ensure that all shareholders are treated equally in the event of an unsolicited take-over bid for the Company.

DESCRIPTION OF WARRANTS

As of May 27, 2011, there were warrants outstanding to purchase a total of 42,588,843 of our Common Shares.

We may issue warrants for the purchase of Debt Securities, Common Shares or Units consisting of any combination of the foregoing Securities. Each series of warrants will be issued under a separate warrant agreement or indenture. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

•	the number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the prices of the warrants may be payable;

•	the Securities for which the warrants are exercisable;

•	whether the warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;

•
the amount of Securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the Securities may be purchased upon such exercise, and the events or conditions under which the amount of Securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	whether the warrants will be listed on any securities exchange;

•	any material Canadian and United States federal income tax consequences;

•	any material risk factors relating to such warrants;

•	if applicable, the identity of the warrant agent; and

•	any other terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying Securities.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of Debt Securities sets forth certain general terms and provisions of Debt Securities in respect of which a prospectus supplement may be filed. The particular terms and provisions of Debt Securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such Debt Securities.

Debt Securities may be offered separately or in combination with one or more other Securities. The Company may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this prospectus.

The Debt Securities will be issued under an indenture (each, a “Trust Indenture”) between us and a duly qualified financial institution, as trustee (each, a “Trustee”). The following description of the Debt Securities is subject to the detailed provisions of a form of Trust Indenture, which will be filed as an exhibit to the registration statement.

General

The Debt Securities may be issued from time to time in one or more series. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of such series.

Any prospectus supplement for Debt Securities supplementing this prospectus will contain the specific terms and other information with respect to the Debt Securities being offered thereby, including:

•	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•	any limit upon the aggregate principal amount of such Debt Securities;

•
the currency or currency units for which such Debt Securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

•	the issue price (at par, at a discount or at a premium) of such Debt Securities;

•	the date or dates on which such Debt Securities will be issued and delivered;

•	the date or dates on which such Debt Securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date(s);

•	the rate or rates per annum (either fixed or floating) at which such Debt Securities will bear interest (if any) and, if floating, the method of determination of such rate;

•
the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

•	if applicable, the provisions for subordination of such Debt Securities to other indebtedness of the Corporation;

•	the Trustee under the Trust Indenture pursuant to which such Debt Securities are to be issued;

•	any redemption term or terms under which such Debt Securities may be defeased whether at or prior to maturity;

•	any repayment or sinking fund provisions;

•	any events of default applicable to such Debt Securities;

•	whether such Debt Securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any exchange or conversion terms and any provisions for the adjustment thereof;

•
if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of such Debt Securities, any payment of any interest on such Debt Securities or any repayment of the principal owing upon the maturity of such Debt Securities through the issuance of Securities of the Corporation or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

•	the provisions applicable to the modification of the terms of the Trust Indenture; and

•	any other specific terms or covenants applicable to such Debt Securities.

The Company reserves the right to include in a prospectus supplement specific terms pertaining to the Debt Securities which are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such Debt Securities.

Ranking

The Debt Securities will be direct obligations of the Company. The Debt Securities will be senior or subordinated indebtedness of the Company as described in the applicable prospectus supplement. If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Company from time to time issued and outstanding which is not subordinated. If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Company as described in the applicable prospectus supplement, and they will rank equally and rateably with other subordinated indebtedness of the Company from time to time issued and outstanding as described in the applicable prospectus supplement. The Company reserves the right to specify in a prospectus supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities.

Registration of Debt Securities

Debt Securities in Book Entry Form

Debt Securities of any series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a designated clearing agency (a “Depositary”) or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will, to the extent not described herein, be described in the prospectus supplement relating to such series.

A Global Security may not be transferred, except as a whole between the Depositary and a nominee of the Depositary or as between nominees of the Depositary, or to a successor Depositary or nominee thereof, until it is wholly exchanged for Debt Securities in certificated non-book-entry form in accordance with the terms of the applicable Trust Indenture. So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal of and interest, if any, on the Debt Securities represented by a Global Security will be made by the Company to the Depositary or its nominee.

Owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certificated non-book-entry form, will not be considered the owners or holders thereof under the applicable Trust Indenture and will be unable to pledge Debt Securities as security.

No Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

•	there is a requirement to do so under applicable law;

•	the book-entry system ceases to exist;

•
the Company or the Depositary advise the Trustee that the Depositary is no longer willing or able to properly discharge its responsibilities as depositary with respect to the Debt Securities and the Company is unable to locate a qualified successor;

•	the Company decides, at its option, to terminate the book-entry system through the Depositary; or

•
if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the Debt Securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest, whereupon such Global Security shall be exchanged for certificated non-book-entry Debt Securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

Principal and interest payments, if any, on the Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security.  None of the Company, the Trustee nor any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company, any underwriters, dealers or agents and any Trustee identified in an accompanying prospectus supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the Debt Securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this prospectus or in any prospectus supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Depositary participants.

Unless otherwise stated in the applicable prospectus supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any Debt Securities represented by a Global Security.

Debt Securities in Certificated Form

Debt Securities of any series may be issued in whole or in part in registered form as provided in the applicable Trust Indenture.

In the event that the Debt Securities are issued in certificated non-book-entry form, principal and interest, if any, will be payable, the transfer of such Debt Securities will be registerable and such Debt Securities will be exchangeable for Debt Securities in other denominations of a like aggregate principal amount at the office or agency maintained by the Company. Payment of principal and interest, if any, on Debt Securities in certificated non-book-entry form may be made by check mailed to the address of the holders entitled thereto.

Subject to the foregoing limitations, Debt Securities of any authorized form or denomination issued under the applicable Trust Indenture may be transferred or exchanged for Debt Securities of any other authorized form or denomination or denominations, any such transfer or exchange to be for an equivalent aggregate principal amount of Debt Securities of the same series, carrying the same rate of interest and same redemption and other provisions as the Debt Securities so transferred or exchanged. Exchanges of Debt Securities of any series may be made at the offices of the applicable Trustee and at such other places as the Company may from time to time designate with the approval of the applicable Trustee and may be specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the applicable Trustee will be the registrar and transfer agent for the Debt Securities issued under the applicable Trust Indenture.

Federal Income Tax Consequences and Other Special Considerations

The Company will provide you with information on the federal income tax and other special considerations applicable to any of these Debt Securities in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities, Warrants or any combination thereof.  Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Receipts.  Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. A copy of the form of Subscription Receipt Agreement will be filed with Canadian securities regulatory authorities and as an exhibit to the registration statement.

The following description sets forth certain general terms and provisions of Receipts and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the prospectus supplement describing such Subscription Receipt Agreement.

The prospectus supplement relating to any Receipts the Company offers will describe the Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and the NYSE Amex Equities Exchange relating to Receipts. If underwriters or agents are used in the sale of Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Receipts offered;

•	the price at which the Receipts will be offered;

•	the currency or currencies in which the Receipts will be offered;

•
the designation, number and terms of the Common Shares, Debt Securities, Warrants or combination thereof to be received by holders of Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•
the conditions (the “Release Conditions”) that must be met in order for holders of Receipts to receive for no additional consideration Common Shares, Debt Securities, Warrants or a combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Debt Securities, Warrants or a combination thereof to holders of Receipts upon satisfaction of the Release Conditions;

•
whether any payments will be made to holders of Receipts upon delivery of the Common Shares, Debt Securities, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement, or an amount equal to interest payable by the Company in respect of Debt Securities during the period from the date of issuance of the Receipts to the date of issuance of the Debt Securities pursuant to the terms of the Subscription Receipt Agreement);

•
the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Debt Securities, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•
if the Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Receipts;

•
procedures for the refund by the Escrow Agent to holders of Receipts of all or a portion of the subscription price for their Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•
any contractual right of rescission to be granted to initial purchasers of Receipts in the event this prospectus, the prospectus supplement under which Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the Receipts in the open market by private agreement or otherwise;

•	whether the Company will issue the Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Company will issue the Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Receipts;

•	the identity of the Escrow Agent;

•	whether the Receipts will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the Receipts; and

•	any other terms of the Receipts.

The holders of Receipts will not be shareholders of the Company. Holders of Receipts are entitled only to receive Common Shares, Debt Securities, Warrants or a combination thereof on exchange of their Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, holders of Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Receipts will receive a refund of all or a portion of the subscription price for their Receipts plus their pro-rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, Debt Securities or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares, Debt Securities or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares, Debt Securities or Warrants to which the holder of a Common Share, Debt Security or Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Receipts whose Receipts entitle the holders thereof to receive Common Shares. Alternatively, such Securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares, Debt Securities or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Receipts and/or the rights attached to the Receipts, the number of Common Shares, Debt Securities or Warrants which are to be received pursuant to the Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any material misrepresentation in this prospectus, the prospectus supplement under which the Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Receipts to a contractual right of rescission following the issuance of the Common Shares, Debt Securities or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Receipts upon surrender of the Common Shares, Debt Securities or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Receipts who acquire such Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Receipts in the United States.

Global Securities

The Company may issue Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement. The global securities may be in temporary or permanent form. The applicable prospectus supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable prospectus supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Receipts issued thereunder by way of a resolution of holders of Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

DESCRIPTION OF RIGHTS

We may issue Rights to our shareholders for the purchase of Debt Securities or Common Shares. These Rights may be issued independently or together with any other Security offered hereby and may or may not be transferable by the shareholder receiving the Rights in such offering. In connection with any offering of such Rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any Securities remaining unsubscribed for after such offering.

Each series of Rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the Rights and will not assume any obligation or relationship of agency or trust with any holders of Rights certificates or beneficial owners of Rights. We will file the Rights agreement and the Rights certificates relating to each series of Rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of Rights.

The applicable prospectus supplement will describe the specific terms of any offering of Rights for which this prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the Rights distribution;

•	the number of Rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of Debt Securities, preferred stock, Common Shares or other Securities upon the exercise of the Rights;

•	the number and terms of the shares of Debt Securities, preferred stock, Common Shares or other Securities which may be purchased per each Right;

•	the extent to which the Rights are transferable;

•	the date on which the holder’s ability to exercise the Rights shall commence, and the date on which the Rights shall expire;

•	the extent to which the Rights may include an over-subscription privilege with respect to unsubscribed Securities;

•	any material Canadian and United States federal income tax consequences;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such Rights; and

•	any other terms of the Rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the Rights.

The description in the applicable prospectus supplement of any Rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable Rights certificate, which will be filed with the SEC and incorporated herein by reference.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue Units consisting of one or more Debt Securities, Common Shares, Warrants or any combination of such Securities. In addition, the prospectus supplement relating to Units will describe the terms of any Units we issue, including as applicable:

•	the designation and terms of the Units and the Securities included in the Units;

•	the description of the terms of any Unit agreement governing the Units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the Units;

•	the date, if any, on and after which the Units may be transferable separately;

•	whether we will apply to have the Units traded on a securities exchange or securities quotation system;

•	any material Canadian and United States federal income tax consequences; and

•	how, for Canadian and United States federal income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities.

INTEREST OF EXPERTS

As at the date hereof, the partners and associates of Fogler, Rubinoff LLP, as a group, own, directly or indirectly, less than 1% of the Common Shares.

Information of a scientific or technical nature relating to the Black Fox Mine contained in this prospectus or contained in other documents incorporated by reference is based upon an independent technical report dated January 6, 2011 prepared by Wardrop Engineering Inc., a Tetra Tech Company.  The authors of the report and their firm have advised that they do not own any securities of the Company.

None of the aforementioned persons, nor any director, officer, employee or partner, as applicable, of the aforementioned persons is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

PRIOR SALES

In the past 12 months, the Company has issued the following securities:

Date of Issuance	Aggregate Number and Type of Securities Issued (1)	Price per Security ($) (1)
February 11, 2011	1,396,134 Common Shares	(2)
December 21, 2010	2,727,000 Common Shares (3)	Cdn.$2.07
November 16, 2010	21,250 Common Shares (4)	Cdn.$1.20
November 9, 2010	250,000 Common Shares	(5)
October 21, 2010	274,348 Common Shares	(6)
October 19, 2010	517,500 common share purchase warrants (7)	(7)

Date of Issuance	Aggregate Number and Type of Securities Issued (1)	Price per Security ($) (1)
October 19, 2010	2,272,941 Common Shares (7)	(7)
October 19, 2010	8,625,000 common share purchase warrants (7)	(7)
October 19, 2010	37,882,353 Common Shares (7)	(7)
July 29, 2010	700,000 common share purchase warrants (8)	(8)
July 29, 2010	10,000,000 Common Shares (8)	Cdn.$1.40(8)
July 29, 2010	564,250 Common Shares (9)	(9)
July 29, 2010	702,679 Common Shares	$1.14
June 25, 2010	3,790,884 options to purchase Common Shares	(10)
June 25, 2010	11,191,680 common share purchase warrants	(10)
June 25, 2010	60,520,802 Common Shares	(10)

(1)	All figures take into account the one for four Share Consolidation made effective June 25, 2010.
(2)
On February 11, 2011, the Company issued 1,396,134 Common Shares to GLR Resources Inc. as partial consideration in connection with the settlement of a dispute between Linear (predecessor to Brigus Gold) and GLR Resources Inc.

(3)
On December 21, 2010, the Company sold 2,727,000 Common Shares designated as flow through shares for purposes of the Income Tax Act (Canada) at a price of Cdn.$2.07 per share for total gross proceeds of Cdn.$5,644,890.

(4)	Common Shares were issued upon exercise of common share warrants.
(5)	Common Shares were issued to Wade K. Dawe Incorporated pursuant to the terms of a Management Agreement, dated October 15, 2010, by and among Brigus Gold, Wade K. Dawe Incorporated and Wade K. Dawe.
(6)	Common Shares were issued to Richard Nanna pursuant to a severance agreement dated August 27, 2010.
(7)
On October 19, 2010, the Company completed an offering of (1) 34,500,000 equity units at Cdn$1.50 per unit with each unit comprised of one common share and one-quarter warrant with each whole warrant entitling the holder to purchase one common share at Cdn$2.19 for gross proceeds of Cdn$51.75 million and (2) 3,382,353 flow-through Common Shares at Cdn$1.70 per common share for gross proceeds of Cdn$5.75 million.  In addition, as compensation to the underwriters of the offering, the Company issued 2,070,00 units and 202,941 flow-through Common Shares.

(8)
On July 29, 2010, the Company completed an offering of 10,000,000 flow-through shares of the Company at Cdn.$1.40 per share for gross proceeds of Cdn.$14 million.  In connection with this offering, 700,000 compensation options were issued to the underwriters.  Each compensation option is exercisable at $1.40 per common share and expires on July 29, 2012.

(9)
Common Shares were issued to Haywood (the “Haywood Shares”) pursuant to the terms of a letter agreement between Brigus Gold and Haywood dated December 30, 2009 (the “Agreement”). Under the terms of the Agreement, Haywood agreed to act as exclusive financial advisor to the Company in connection with any potential sale, joint venture or business combination undertaken by the Company. The acquisition of Linear qualified as a transaction the completion of which, under the terms of the Agreement, entitled Haywood to a success fee in the form or cash or Common Shares or a combination of the foregoing (the “M&A Transaction Fee”). In light of the successful consummation of the Linear acquisition, the Company issued the Haywood Shares as partial satisfaction of the M&A Transaction Fee.

(10)	Securities were issued to the securityholders of Linear in connection with the completion of the Linear acquisition.

SELLING SHAREHOLDERS

The selling shareholders identified in the table below are offering for resale 23,724,949 of the Company’s Common Shares.  The 23,724,949 Common Shares are comprised of:

•
63,750 Common Shares issued upon exercise of warrant granted to Haywood, which options were issued to it as compensation for its services as underwriter/agent in a private placement completed by the Company on December 31, 2008;

•
19,362,592 Common Shares issuable upon exercise of warrants issued to Macquarie Bank Limited and RMB Australia Holdings Limited as consideration for financing services provided to the Company in connection with the execution of the project facility agreement dated February 20, 2009 and the bridge facility agreement dated December 10, 2008;

•
579,475 Common Shares issuable upon exercise of warrants issued to Haywood as consideration for financial advisory services provided to the Company in connection with, among other things, the project facility agreement;

•
200,000 Common Shares and 536,250 Common Shares issuable upon exercise of warrants issued to RAB as consideration for its agreement to extend the maturity date of $4,290,000 aggregate principal amount of convertible debentures held by it to August 23, 2010;

•
700,000 Common Shares issuable upon exercise of compensation options issued to Haywood, Cormark Securities Inc. and Brant Securities Limited for placement services provided to the Company in connection with a private placement of Common Shares issued to Canadian purchasers on a “flow through” basis competed on July 29, 2010; and

•	2,282,882 Common Shares issuable upon exercise of warrants issued to U.S. purchasers in connection with a U.S. private placement completed by the Company on October 19, 2010.

The table below includes information regarding ownership of the Company’s Common Shares by the selling shareholders named therein and the number of shares that may be sold by them under this prospectus.  The Company has prepared this table based on information supplied to the Company by or on behalf of the selling shareholders.  Other than as described herein, (i) no selling shareholder has had any material relationship with the Company for the past three years and (ii) to the best of the Company’s knowledge based on the information supplied to the Company by or on behalf of the selling shareholders, no selling shareholder is a registered broker-dealer in the United States or affiliate of a registered broker-dealer in the United States.

	Common Shares Beneficially Owned				Common Shares Beneficially Owned After the Offering(1)
Name of Selling Shareholder	Prior to the Offering(1)		Common Shares Offered Hereby		Number(2)	Percentage of Class(3)
Haywood Securities Inc.(4)	3,743,693	(5)	1,252,225	(6)	2,491,468	1.3%
RMB Australia Holdings Limited(7)	9,665,426	(8)	8,236,226	(9)	1,429,200	0.8%
Macquarie Bank Limited (10)	12,626,366	(11)	11,126,366	(12)	1,500,000	0.8%
RAB Special Situations (Master) Fund Limited(13)	736,250	(14)	736,250	(14)	0	0%
Cormark Securities Inc.(15)	70,000		70,000	(16)	0	0%
Brant Securities Limited	153,116		21,000	(16)	132,116	0%
Newland Master Fund, Ltd.	500,000		500,000	(17)	0	0%
Andron Capital Management(18)	125,000		125,000	(17)	0	0%
Wellington Management Portfolios Diversified Inflation Hedges Portfolio(18)	470,662		470,662	(17)	0	0%
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Emerging Companies Portfolio(18)	2,014,375		402,875	(17)	1,611,500	0.9%
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Emerging Companies Portfolio(18)	558,125		111,625	(17)	446,500	0%

	Common Shares Beneficially Owned			Common Shares Beneficially Owned After the Offering(1)
Name of Selling Shareholder	Prior to the Offering(1)	Common Shares Offered Hereby		Number(2)	Percentage of Class(3)
Dow Employees’ Pension Plan	548,125	109,625	(17)	438,500	0%
Lockheed Martin Corporation Master Retirement Trust	901,250	180,250	(17)	721,000	0%
Oregon Public Employees Retirement Fund	1,321,250	264,250	(17)	1,057,000	0.1%
Radian Group Inc.	261,875	52,375	(17)	209,500	0%
Diversified Inflation Strategies, LP	97,150	19,430	(17)	77,720	0%
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Global Precious Metals Portfolio(18)	4,616,600	923,320	(17)	3,693,280	1.9%
Total	38,409,263	24,628,479		13,807,784	7.3%

(1)
Pursuant to Rule 13d-3 of the U.S. Exchange Act, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including the right to acquire through the exercise of an option or warrant or through the conversion of a security.

(2)
Assumes that all of the shares currently beneficially owned by the selling shareholders and registered hereunder are sold and the selling shareholders acquire no additional Common Shares before the completion of this offering.

(3)
The percentage ownership for the selling shareholders is based on 190,210,214 Common Shares outstanding as of May 27, 2011.  In accordance with SEC rules, Common Shares that may be acquired pursuant to options, warrants or convertible securities that are exercisable as of May 27, 2011, or will become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4)
Haywood Securities Inc. has served as an underwriter, placement agent and/or advisor to the Company (and received compensation from the Company for such services) in connection with a number of corporate finance transactions, including (i) the equity financing completed by the Company on October 19, 2010, (ii) the Company’s private placement of flow through shares completed July 29, 2010, (iii) the Company’s acquisition of Linear Gold Corp. completed on June 25, 2010, (iv) the Company’s sale of its former subsidiary, Montana Tunnels Mining, Inc. (v) the Company’s private placement of Common Shares and flow through shares completed July 15, 2009, (vi) the project facility agreement dated February 20, 2009, (vii) the restructuring of the Company’s convertible debentures held by RAB, (viii) the Company’s flow through private placement completed on December 31, 2008, (ix) the Company’s flow through private placement completed on August 21, 2008, (x) the Company’s unit offering completed on July 24, 2008 and (xi) the Company’s flow through private placement completed on October 31, 2007. Robert C. Blanchard, Charles J. Dunlap, David B. Elliott, David M. Lyall, Enrico L. Paolone, John Stephen T. Rybinski, Eric Savics, John D. Shepherd and John P. Tognetti are officers and/or directors of Haywood Securities Inc. and exercise the voting and dispositive powers with regard to the Common Shares being offered by this selling shareholder. Haywood Securities Inc. is an affiliate of Haywood Securities (USA), Inc., a U.S. registered broker-dealer. At the time of its acquisition of the Company’s Common Shares and warrants to purchase the Company’s Common Shares, this selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities registered for resale hereunder.

(5)
Represents (i) 609,000 Common Shares issuable upon exercise of compensation options issued to this selling shareholder in consideration of placement services provided to the Company in connection with the July 29, 2010 private placement, (ii) 564,250 Common Shares issued to this selling shareholder as consideration for advisory services provided to the Company in connection with the Company’s acquisition of Linear Gold Corp. completed on June 25, 2010, (iii) 75,000 Common Shares issued to this selling shareholder as consideration for advisory services provided to the Company in connection with the Company’s sale of Montana Tunnels Mining, Inc., (iv) 323,124 Common Shares issuable upon exercise of compensation options exercisable until July 15, 2011 at Cdn.$1.80 per share, which options were issued to this selling shareholder as compensation for services provided in connection the July 15, 2009 private placement of Common Shares and flow through shares, (v) 543,210 Common Shares and 579,475 Common Shares issuable upon exercise of common share purchase warrants exercisable until February 20, 2011 at an exercise price of Cdn.$1.024 per share, in each case issued to this selling shareholder as consideration for financial advisory services provided to the Company in connection with the Facility Agreement, (vi) 250,000 Common Shares issued to this selling shareholder as consideration for advisory services provided to the Company in connection with the extension of the maturity date of the February 2007 convertible debentures owned by RAB, (vii) 63,750 Common Shares issued upon exercise of common share purchase warrants, which warrants were issued to this selling shareholder as compensation for advisory services provided in connection with the Company’s private placement of flow through shares completed on December 31, 2008, (viii) 93,182 Common Shares issued upon exercise of compensation options, which options were granted to this selling shareholder as compensation for services provided in connection with the Company’s private placement of flow through shares completed on October 31, 2007 and (ix) 642,702 Common Shares issuable upon exercise of an option to acquire 428,468 units at a price per unit of Cdn.$2.40, which option was granted to this selling shareholder as compensation for services provided in connection with the Company’s public offering of units completed July 24, 2008. Each such unit issued to the selling shareholder is comprised of one common share and one-half of one common share purchase warrant, with each such warrant entitling the selling shareholder to purchase one of the Company’s Common Shares at an exercise price of Cdn.$3.12 for a period commencing 180 days following July 24, 2008 and continuing for 48 months from such date.

(6)
Represents (i) 63,750 Common Shares issued upon exercise of warrants, which warrants were issued to this selling shareholder as compensation for services provided in connection the December 31, 2008 private placement of flow through shares, (ii) 579,475 Common Shares issuable upon exercise of common share purchase warrants exercisable until February 20, 2011 at an exercise price of Cdn.$1.024 per share issued to this selling shareholder as consideration for financial advisory services provided to the Company in connection with the Facility Agreement and (iii) 609,000 Common Shares issuable upon exercise of compensation options issued to this selling shareholder in consideration of placement services provided to the Company in connection with the July 29, 2010 private placement.

(7)
RMB Australia Holdings Limited (and its affiliate RMB Resources Inc.) was a party to the project facility agreement pursuant to which RMB Australia Holdings Limited provided debt financing to the Company in connection with the Company’s Black Fox project. Gregory S. Gay is a director of RMB Australia Holdings Limited and exercises the voting and dispositive powers with regard to the shares being offered by this selling shareholder.

(8)
Represents (i) 8,236,226 Common Shares issuable upon exercise of warrants issued to this selling shareholder as consideration for financing services provided in connection with execution of the project facility agreement (5,326,782 warrants are exercisable to purchase 5,326,782 Common Shares of the Company at a price of Cdn.$0.884 per share and 2,909,444 warrants are exercisable to purchase 2,909,444 Common Shares of the Company at a price of Cdn.$1.008 per share), (ii) 1,179,200 Common Shares and (iii) 250,000 Common Shares issuable upon exercise of warrants to purchase Common Shares at a price of Cdn.$2.60 per share.

(9)
Represents 8,236,226 Common Shares issuable upon exercise of warrants issued to this selling shareholder as consideration for financing services provided in connection with execution of the project facility agreement (5,326,782 warrants are exercisable to purchase 5,326,782 Common Shares of the Company at a price of Cdn.$0.884 per share and 2,909,444 warrants are exercisable to purchase 2,909,444 Common Shares of the Company at a price of Cdn.$1.008 per share).

(10)
Macquarie Bank Limited was a party to the project facility agreement pursuant to which Macquarie Bank Limited and RMB Australia Holdings Limited provided debt financing to the Company in connection with the Company’s Black Fox project.  Macquarie Bank Limited is a wholly owned subsidiary of Macquarie Group Limited, a publicly held Australian corporation. Gavin Bradley and James Mactier are joint division heads of the Metals and Energy Capital Division of Macquarie Bank Limited and exercise the voting and dispositive powers with regard to the shares being offered by this selling shareholder. Macquarie Bank Limited is an affiliate of two U.S. registered broker-dealers, Macquarie Capital (USA) Inc. and Macquarie Capital Markets North America Limited. At the time of its acquisition of the warrants to purchase the Company’s Common Shares, this selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities registered for resale hereunder.

(11)
Represents (i) 11,126,366 Common Shares issuable upon exercise of warrants issued to this selling shareholder as consideration for financing services provided in connection with execution of the project facility agreement (5,326,782 warrants are exercisable to purchase 5,326,782 Common Shares of the Company at a price of Cdn.$0.884 per share and 5,799,584 warrants are exercisable to purchase 5,799,584 Common Shares of the Company at a price of Cdn.$1.008 per share), (ii) 1,000,000 Common Shares and (iii) 500,000 Common Shares issuable upon exercise of warrants to purchase Common Shares at a price of Cdn.$2.60 per share.

(12)
Represents 11,126,366 Common Shares issuable upon exercise of warrants issued to this selling shareholder as consideration for financing services provided in connection with execution of the project facility agreement (5,326,782 warrants are exercisable to purchase 5,326,782 Common Shares of the Company at a price of Cdn.$0.884 per share and 5,799,584 warrants are exercisable to purchase 5,799,584 Common Shares of the Company at a price of Cdn.$1.008 per share).

(13)
RAB is a corporation organized under the laws of the Cayman Islands. William Philip Seymour Richards, a citizen of the United Kingdom, beneficially owns and exercises voting and dispositive control over 87,500 of the Company’s Common Shares and has sole voting and dispositive powers over all of the shares beneficially owned by RAB.

(14)
Represents 200,000 Common Shares and 536,250 Common Shares issuable upon exercise of common share purchase warrants issued to RAB as consideration for its agreement to extend the maturity date of $4,290,000 aggregate principal amount of convertible debentures to August 23, 2010.

(15)
Cormark Securities Inc. is an affiliate of Cormark Securities (USA) Limited, a U.S. registered broker-dealer. At the time of its acquisition of the Company’s securities, this selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities registered for resale hereunder.

(16)
Represents Common Shares issuable upon exercise of compensation options issued to the selling shareholder for placement services provided to the Company in connection with a private placement of Common Shares issued to Canadian purchasers on a “flow through” basis competed on July 29, 2010.

(17)	Represents Common Shares issuable upon exercise of warrants issued to U.S. purchasers in a U.S. private placement completed by the Company on October 19, 2010.
(18)
This selling shareholder may be deemed to be an affiliate of Wellington Management Advisors, Inc., a U.S. registered broker-dealer. At the time of its acquisition of the Company’s securities, this selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities registered for resale hereunder.

TAX CONSIDERATIONS

 U.S. Federal Income Tax Considerations

The following is a summary of the material anticipated U.S. federal income tax consequences regarding the acquisition, ownership and disposition of the Company’s Common Shares. This summary applies to you only if you hold such Common Shares as a capital asset and are eligible for benefits under the Convention between the United States of America and Canada with Respect to Taxes on Income and on Capital signed on September 26, 1980, as amended and currently in force, which the Company refers to as the U.S.-Canada tax treaty. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, which the Company refers to as the Code, regulations promulgated under the Code, administrative rulings and judicial decisions and the U.S.-Canada tax treaty as in effect on the date of this prospectus. Changes in the laws may alter the tax treatment of the Company’s Common Shares, possibly with retroactive effect.

This summary is general in nature and does not address the effects of any state or local taxes, or the tax consequences in jurisdictions other than the United States. In addition, it does not address all tax consequences that may be relevant to you in your particular circumstances, nor does it apply to you if you are a holder with a special status, such as:

•	a person that owns, or is treated as owning under certain ownership attribution rules, 10% or more of the Company’s voting shares;

•	a broker, dealer or trader in securities or currencies;

•	a bank, mutual fund, life insurance company or other financial institution;

•	a tax-exempt organization;

•	a qualified retirement plan or individual retirement account;

•	a person that holds the Company’s Common Shares as part of a straddle, hedge, constructive sale or other integrated transaction for tax purposes;

•	a partnership, S corporation or other pass-through entity;

•	an investor in a partnership, S corporation or other pass-through entity;

•	a person whose functional currency for tax purposes is not the U.S. dollar;

•	a person liable for alternative minimum tax;

•	a U.S. Holder (as defined below) who is a resident or deemed to be a resident in Canada pursuant to the Income Tax Act (Canada); and

•
a Non-U.S. Holder (as defined below) that has a trade or business in the United States or that is an individual that either has a tax home in the United States or is present within the United States for 183 days or more (computed in a manner that gives partial credit for days present in certain prior taxable years) during the taxable year.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds the Company’s Common Shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner of a partnership that owns or may acquire the Company’s Common Shares should consult the partner’s tax advisor regarding the specific tax consequences of the acquisition and ownership of the Company’s Common Shares.

The Company believes that it is not, has not at any time been, and will not be after this offering a “controlled foreign corporation” as defined in Section 957(a) of the Code, although the Company can provide no certainty regarding this position.

YOU SHOULD CONSULT YOUR OWN ADVISOR REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION Of THE COMPANY’S COMMON SHARES IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

U.S. Holders

The following discussion applies to you if you are a “U.S. Holder.” For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a common share that is, for U.S. federal income tax purposes:

•
an individual citizen or resident of the United States (including an alien who is a “green card” holder or who is present in the United States for 31 days or more in the calendar year and meets certain other requirements);

•	a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes, or (2) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control.

Distributions

The Company does not anticipate paying dividends in the foreseeable future. However, subject to the discussion under “— Passive foreign investment company,” below, the gross amount of distributions, if any, payable by the Company on the Company’s Common Shares generally would be treated as dividend income to the extent paid out of current or accumulated earnings and profits.

Except as described below, dividends paid to a non–corporate U.S. Holder of the Company’s Common Shares before January 1, 2011 would be taxed at preferential rates as “qualified dividend income” to such holder.  Qualified dividend income is taxed at the rates applicable to long–term capital gains (generally at a maximum rate of 15%).  However, dividend income will not be qualified dividend income (and will be taxed at ordinary income rates) if (i) the holder fails to hold the Common Shares for at least 61 days during the 120 day period beginning 60 days before the ex–dividend date; (ii) the Internal Revenue Service determines that the U.S.-Canada tax treaty is not a comprehensive income tax treaty that entitles the Company’s dividends to qualified dividend treatment and the Company’s Common Shares are no longer readily tradable on an established securities market in the United States; or (iii) the Company is a passive foreign investment company for the taxable year in which the dividend is paid or in the preceding taxable year.

Under current law in effect on the date hereof, dividends paid to a non–corporate U.S. Holder of the Company’s Common Shares on or after January 1, 2011 will be taxed at ordinary income rates.

A distribution on the Company’s Common Shares in excess of current or accumulated earnings and profits will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted basis in such shares and then as capital gain. See “— Sale or other disposition of Common Shares” below.

Canadian withholding tax on dividend distributions paid by the Company to a U.S. Holder is generally reduced to 15% pursuant to the U.S.-Canada tax treaty. U.S. Holders generally may claim the amount of any Canadian income taxes withheld either as a deduction from gross income or as a credit against U.S. federal income tax liability, subject to numerous complex limitations that must be determined and applied on an individual basis. A U.S. Holder’s ability to claim such a credit against U.S. federal income tax liability may be limited to the extent that dividends on the Company’s Common Shares are treated as U.S.-source income for U.S. foreign tax credit purposes.  To the extent that a distribution with respect to the Company’s Common Shares is paid from earnings and profits accumulated by a domestic corporation engaged in a U.S. trade or business (such as a U.S. subsidiary), any such income would be treated as U.S.-source income for U.S. foreign tax credit purposes.

Sale or other disposition of Common Shares

Subject to the discussion under “— Passive foreign investment company” below, in general, if you sell or otherwise dispose of the Company’s Common Shares in a taxable disposition:

•
you will recognize gain or loss equal to the difference (if any) between the U.S. dollar value of the amount realized on such sale or other taxable disposition and your adjusted tax basis in such Common Shares;

•
any gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for the Common Shares sold is more than one year at the time of such sale or other taxable disposition; and

•
any gain or loss will generally be treated as U.S.-source income for U.S. foreign tax credit purposes, although special rules apply to U.S. Holders who have a fixed place of business outside the United States to which this gain is attributable.

Under current law in effect on the date hereof, capital gain of a non–corporate U.S. Holder that is recognized in a tax year beginning before January 1, 2011 will generally be taxed at a maximum rate of 15% if the holder has a holding period greater than 12 months, with the maximum tax rate scheduled to increase to 20% for tax years beginning on or after January 1, 2011.  The deductibility of capital losses is subject to limitations.

If you are a cash basis taxpayer who receives foreign currency, such as Canadian dollars, in connection with a sale or other taxable disposition of the Company’s Common Shares, the amount realized will be based on the U.S. dollar value of the foreign currency received with respect to such Common Shares, as determined on the settlement date of such sale or other taxable disposition.

If you are an accrual basis taxpayer who receives foreign currency in a sale or other taxable disposition of the Company’s Common Shares, you generally may elect the same treatment required of cash basis taxpayers with respect to a sale or other taxable disposition of such Common Shares, provided the election is applied consistently from year to year. The election may not be changed without the consent of the IRS. If you are an accrual basis taxpayer and do not elect to be treated as a cash basis taxpayer (pursuant to the U.S. Treasury Regulations applicable to foreign currency transactions) for this purpose, you might have a foreign currency gain or loss for U.S. federal income tax purposes because of differences between the U.S. dollar value of the foreign currency received on the date of the sale (or other taxable disposition) of the Company’s Common Shares and the date of payment. Any such currency gain or loss generally will be treated as ordinary income or loss and would be in addition to gain or loss, if any, recognized on the sale (or other taxable disposition) of the Company’s Common Shares.

Passive foreign investment company

PFIC Rules Generally. U.S. persons who are potential holders of the Company’s Common Shares should be aware that the Company could constitute a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes.  The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income.  The application of these factors depends upon the Company’s financial results for the year, which is beyond the Company’s ability to predict or control, and may be subject to legal and factual uncertainties.  While the Company does not expect to be a PFIC in 2011, it is unable to predict whether it will be a PFIC in later years.

In general terms, the Company will be a PFIC for any tax year in which either (i) 75% or more of the Company’s gross income is passive income (the “income test”) or (ii) the average percentage, by fair market value, of the Company’s assets that produce or are held for the production of passive income is 50% or more (the “asset test”). “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. For example, the Company could be a PFIC for a tax year if it has (i) losses from sales activities but interest income (and/or other passive income) that exceeds those losses or (ii) positive gross profit from sales but interest income (and/or other passive income) constitutes 75% or more of the Company’s total gross income. In such situations, the Company could be a PFIC even without recognizing substantial amounts of passive income.

If the Company is a PFIC for any year, any U.S. Holder whose holding period for Common Shares includes any portion of a year in which the Company is a PFIC generally would be subject to a special adverse tax regime in respect of “excess distributions.”  Excess distributions would include certain distributions received with respect to the Company’s Common Shares.  Gain recognized by a U.S. Holder on a sale or other transfer of the Company’s Common Shares also would be treated as an excess distribution.  Such gains and excess distributions would be allocated ratably to the U.S. Holder’s holding period.

The portion of any excess distributions (including gains treated as excess distributions) allocated to the current tax year or to prior years before the Company was a PFIC would be includible as ordinary income in the current tax year. In contrast, the portion of any excess distributions allocated to prior years in which the Company was a PFIC would be taxed at the highest marginal rate applicable to ordinary income for each year (regardless of the taxpayer’s actual marginal rate for that year and without reduction by any losses or loss carryforwards) and would be subject to interest charges to reflect the value of the U.S. federal income tax deferral. U.S. Holders must report any gains or distributions received from a PFIC by filing a Form 8621, Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, with their returns.

Certain elections may sometimes be used to reduce the adverse impact of the PFIC rules on U.S. Holders (“qualifying electing fund” (“QEF”) and “mark-to-market” elections), but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income.

QEF Election to Reduce Impact of PFIC Rules. The rules described above for “excess distributions” will not apply to a U.S. Holder if the U.S. Holder makes a QEF election for the first taxable year of the U.S. Holder’s holding period for the Company’s Common Shares during which the Company is a PFIC and the Company complies with specified reporting requirements. A QEF election for a taxable year generally must be made on or before the due date (as may be extended) for filing the taxpayer’s U.S. federal income tax return for the year. A U.S. Holder who makes a QEF election generally must report on a current basis his or her pro rata share of the Company’s ordinary income and net capital gain for any taxable year in which the Company is a PFIC, whether or not the Company distributes those earnings.  A U.S. Holder who makes a QEF election must file a Form 8621 with their annual return.  The Company has not decided whether it will provide the U.S. Holders of the Company’s Common Shares with the annual information required to make a QEF election.

Mark-to-Market Election to Reduce Impact of PFIC Rules. If the Company becomes a PFIC, a U.S. Holder of the Company’s Common Shares may elect to recognize any gain or loss on the Company’s Common Shares on a mark-to-market basis at the end of each taxable year, so long as the Common Shares are regularly traded on a qualifying exchange. The mark-to-market election under the PFIC rules is an alternative to the QEF election.  The Company believes its Common Shares will be regularly traded on a qualifying exchange, but the Company cannot provide assurance that its Common Shares will be considered regularly traded on a qualifying exchange for all years in which the Company may be a PFIC.  A U.S. Holder who makes a mark-to-market election generally must recognize as ordinary income all appreciation inherent in the U.S. Holder’s investment in the Company’s Common Shares on a mark-to-market basis and may recognize losses inherent in the Company’s Common Shares only to the extent of prior mark-to-market gain recognition. The mark-to-market election must be made by the due date (as may be extended) for filing the taxpayer’s federal income tax return for the first year in which the election is to take effect.  A U.S. Holder who makes a mark-to-market election must file a Form 8621 with their annual return.

Rules for Lower-Tier PFIC Subsidiaries. Special adverse rules apply to U.S. Holders of the Company’s Common Shares for any year in which the Company is a PFIC and have a non-U.S. subsidiary that is also a PFIC (a “lower tier PFIC”). If the Company is a PFIC and a U.S. Holder of the Company’s Common Shares does not make a QEF election (as described above) in respect of any lower tier PFIC, the U.S. Holder could incur liability for the deferred tax and interest charge described above if (i) the Company receives a distribution from, or dispose of all or part of the Company’s interest in, the lower tier PFIC or (ii) the U.S. Holder disposes of all or part of the Company’s Common Shares. A QEF election that is made for the Company’s Common Shares will not apply to a lower tier PFIC although a separate QEF election might be made with respect to a lower-tier PFIC.  The Company has not decided whether it will provide the U.S. Holders of the Company’s Common Shares with the annual information required to make a QEF election with respect to any lower-tier PFIC.  Moreover, a mark-to-market election (as described above) is not available for lower-tier PFICs.

Estate Planning.  Special adverse rules that impact certain estate planning goals could apply to the Company’s Common Shares if the Company is a PFIC.

Tax Advice.  The PFIC rules are extremely complex, and shareholders are urged to consult their own tax advisors regarding the potential consequences to them of the Company being classified as a PFIC.

Surtax on Unearned Income

For tax years beginning after Dec. 31, 2012, a 3.8% surtax (the “unearned income Medicare contribution tax”) may be imposed on the “net investment income” of certain U.S. Holders.  Net investment income includes interest, dividends, royalties, rents, gross income from a trade or business involving passive activities, and net gain from disposition of property (other than property held in a trade or business). Net investment income would be reduced by properly allocable deductions to such income.

HIRE Act

Pursuant to the Hiring Incentives to Restore Employment (HIRE) Act of 2010, foreign financial institutions (which includes hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) must comply with new information reporting rules with respect to their U.S. account holders and investors (which would include certain equity and debt holders of such institutions, as well as certain account holders that foreign entities with U.S. owners) or confront a new withholding tax on U.S. source payments made to them with respect to stock that is not outstanding as of March 18, 2012 (such as Company Common Shares issued after March 18, 2012). A foreign financial institution or other foreign entity that does not comply with the HIRE Act’s reporting requirements generally will be subject to a new 30% withholding tax with respect to any “withholdable payments” made after December 31, 2012. For this purpose, withholdable payments are U.S.-source payments otherwise subject to withholding tax (including dividends paid on Company Common Shares) and also include the gross proceeds from the sale of any equity or debt instruments of U.S. issuers (including the gross proceeds from the disposition of Company Common Shares). The new HIRE Act’s withholding tax will apply regardless of whether the payment would otherwise be exempt from withholding tax. The U.S. Treasury Department is authorized to provide rules for implementing the HIRE Act’s withholding regime and coordinating it with the existing withholding tax rules. The HIRE Act also imposes new information reporting requirements and increases related penalties for U.S. persons.

Absent any applicable exception, this legislation also generally will impose a withholding tax of 30% on dividend income from Company Common Shares paid to a foreign entity that is not a foreign financial institution unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any “United States persons” who directly or indirectly own more than 10% of the entity.

As noted above, the HIRE Act’s withholding and information reporting requirements generally will apply to withholdable payments made after December 31, 2012. Investors are urged to consult with their tax advisors regarding these new provisions.

Non-U.S. Holders

The following summary applies to you if you are a non-U.S. Holder of the Company’s Common Shares. A Non-U.S. Holder is a beneficial owner of a Company common share that is not a U.S. Holder.

Distributions

In general, you will not be subject to U.S. federal income tax or withholding tax on dividends, if any, received from the Company with respect to its Common Shares, unless such income is (i) effectively connected with your conduct of a trade or business in the United States or (ii) if a treaty applies, such income is attributable to a permanent establishment or fixed base you maintain in the United States.

Sale or other disposition of Common Shares

In general, you will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the Company’s Common Shares unless:

•
such gain is effectively connected with your conduct of a U.S. trade or business or, if a treaty applies, such gain is attributable to a permanent establishment or fixed base you maintain in the United States; or

•	you are an individual who is present in the United States for 183 days or more during the taxable year of disposition or have a tax home in the United States, and certain other requirements are met.

U.S. Information Reporting and Backup Withholding Tax

U.S. Holders of the Company’s Common Shares may be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%) on distributions on the Company’s Common Shares or on the proceeds from a sale or other disposition of the Company’s Common Shares paid within the United States. Payments of distributions on, or the proceeds from the sale or other disposition of, the Company’s Common Shares to or through a foreign office of a broker generally will not be subject to backup withholding, although information reporting may apply to those payments in certain circumstances. Backup withholding will generally not apply, however, to a U.S. Holder who:

•
furnishes a correct taxpayer identification number and certifies that the U.S. Holder is not subject to backup withholding on IRS Form W-9, Request for Taxpayer Identification Number and Certification (or substitute form); or

•	is otherwise exempt from backup withholding.

In general, a non-U.S. Holder will not be subject to information reporting and backup withholding. However, a non-U.S. Holder may be required to establish an exemption from information reporting and backup withholding by certifying the non-U.S. Holder’s non-U.S. status on Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS in a timely manner.

ENFORCEMENT OF CIVIL LIABILITIES

The Company is a corporation existing under the Business Corporations Act (Yukon) and is seeking approval at its 2011 annual and special meeting of shareholders to approve the continuance of the Company under the Canada Business Corporations Act. Some of the Company’s directors and some of the experts named in this prospectus are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of the Company’s assets, are located outside the United States.  The Company has appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of the Company’s directors, officers and experts under the U.S. federal securities laws.  The Company has been advised by the Company’s Canadian counsel, Fogler Rubinoff LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained properly assumed jurisdiction in the matter that would be enforced by a Canadian court for the same purposes.  The Company has also been advised by Fogler Rubinoff LLP, however, that there is substantial doubt whether an action would be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

The Company filed with the SEC, concurrently with its registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed its Trust Company in Delaware as the Company’s agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a U.S. court arising out of or related to or concerning the offering of the Common Shares under this prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the documents listed under the heading “Incorporation of Certain Documents by Reference” (other than items (g) and (h)), (2) powers of attorney from the directors and officers of the Company (included on the signature pages of the Registration Statement) and (3) the consents of Deloitte & Touche LLP, PricewaterhouseCoopers LLP, Fogler Rubinoff LLP, Wardrop Engineering Inc. (a Tetra Tech Company), Michael Gabora, Tim Maunula, Richard Hope, Pacifico Corpuz, Peter Broad, Philip Bridson, Marvin Silva, Karlis Jansons, Douglas Ramsey, Charles Tkaczuk, Andrew MacKenzie, Richard Allan, Howard Bird, John A. Dixon, Giroux Consultants Ltd. and G. H. Giroux.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Officers and Directors

The Business Corporations Act (Yukon) imposes liability on officers and directors for breach of fiduciary duty except in certain specified circumstances, and also empowers corporations organized under Yukon Territory law to indemnify officers, directors, employees and others from liability in certain circumstances such as where the person successfully defended himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the Company.

The Company’s By-laws, with certain exceptions, eliminate any personal liability of the Company’s directors, officers and shareholders for monetary damages arising from such person’s performance as a director or officer, provided such person has acted in accordance with the requirements of the governing statute. The Company’s By-laws also provide for indemnification of directors and officers, with certain exceptions, to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law.

The Company maintains insurance policies under which the Company’s directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Brigus Gold.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Exhibits

Exhibit No.	Description

10.1
Annual Report on Form 40-F for the year ended December 31, 2010, which includes the Annual Information Form for the year ended December 31, 2010 dated March 29, 2011, the consolidated balance sheets of the Company as at December 31, 2010 and 2009 and the consolidated statements of operations and comprehensive (loss) income, shareholders’ equity (deficiency) and cash flows for the three years then ended, together with the report of independent registered chartered accountants thereon dated March 31, 2011 and the management’s discussion and analysis for the year ended December 31, 2010 (File No. 001-31593))

10.2
Management Information Circular dated as at April 15, 2011 relating to the Company’s annual and special meeting of shareholders to be held on May 27, 2011 (incorporated by reference to the Company’s report on Form 6-K furnished to the SEC on May 9, 2011 (Commission File No. 001-31593))

10.3	Material change report dated March 23, 2011 (incorporated by reference to the Company’s report on Form 6-K furnished to the SEC on March 28, 2011 (Commission File No. 001-31593))

10.4	Material change report dated February 15, 2011 (incorporated by reference to Brigus Gold Corp.’s Current Report on Form 6-K, furnished to the SEC on February 16, 2011 (Commission File No. 001-31593))

10.5	Material change report dated January 7, 2011 (incorporated by reference to Brigus Gold Corp.’s Current Report on Form 6-K, furnished to the SEC on January 20, 2011 (Commission File No. 001-31593))

23.1	Consent of Deloitte & Touche LLP**

23.2	Consent of PricewaterhouseCoopers LLP**

2

23.3	Consent of Fogler Rubinoff LLP*

23.4	Consent of Wardrop Engineering Inc., a Tetra Tech Company*

23.5	Consent of Michael Gabora**

23.6	Consent of Tim Maunula*

23.7	Consent of Richard Hope*

23.8	Consent of Pacifico Corpuz**

23.9	Consent of Peter Broad*

23.10	Consent of Philip Bridson*

23.11	Consent of Marvin Silva*

23.12	Consent of Karlis Jansons*

23.13	Consent of Douglas Ramsey*

23.14	Consent of Charles Tkaczuk*

23.15	Consent of Andrew MacKenzie*

23.16	Consent of Richard Allan *

23.17	Consent of Howard Bird*

23.18	Consent of John A. Dixon*

23.19	Consent of Giroux Consultants Ltd.**

23.20	Consent of G. H. Giroux**

24.1	Power of Attorney (included on the signature page of this Registration Statement)*

* Filed herewith
** To be filed by amendment

3

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)
Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by Amendment to Form F-X referencing the file number of this Registration Statement.

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Halifax, Country of Canada, on May 27, 2011.

BRIGUS GOLD CORP.

By:	/s/ Dana Hatfield
Dana Hatfield, Successor Chief Financial Officer

BRIGUS GOLD, INC.
Authorized U.S. Representative

By:	/s/ Melvyn Williams
Melvyn Williams, Chief Financial Officer and Senior Vice President - Finance and Corporate Development

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints each of Wade K. Dawe and Charles E. Stott, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wade K. Dawe	President and Chief Executive	May 27, 2011
Wade K. Dawe	Officer, and Director
(Principal Executive Officer)

/s/ Dana Hatfield	Successor Chief Financial Officer (Principal	May 27, 2011
Dana Hatfield	Financial and Accounting Officer)

/s/ Charles E. Stott	Director	May 27, 2011
Charles E. Stott

/s/ David W. Peat	Director	May 27, 2011
David W. Peat

/s/ Marvin K. Kaiser	Director	May 27, 2011
Marvin K. Kaiser

/s/ Derrick Gill	Director	May 27, 2011
Derrick Gill

/s/ Michael Gross	Director	May 27, 2011
Michael Gross

/s/ Harry Burgess	Director	May 27, 2011
Harry Burgess

5

EXHIBIT INDEX

Exhibit No.	Description

10.1
Annual Report on Form 40-F for the year ended December 31, 2010, which includes the Annual Information Form for the year ended December 31, 2010 dated March 29, 2011, the consolidated balance sheets of the Company as at December 31, 2010 and 2009 and the consolidated statements of operations and comprehensive (loss) income, shareholders’ equity (deficiency) and cash flows for the three years then ended, together with the report of independent registered chartered accountants thereon dated March 31, 2011 and the management’s discussion and analysis for the year ended December 31, 2010 (File No. 001-31593))

10.2
Management Information Circular dated as at April 15, 2011 relating to the Company’s annual and special meeting of shareholders to be held on May 27, 2011 (incorporated by reference to the Company’s report on Form 6-K furnished to the SEC on May 6, 2011 (Commission File No. 001-31593))

10.3	Material change report dated March 23, 2011 (incorporated by reference to the Company’s report on Form 6-K furnished to the SEC on March 28, 2011 (Commission File No. 001-31593))

10.4	Material change report dated February 15, 2011 (incorporated by reference to Brigus Gold Corp.’s Current Report on Form 6-K, furnished to the SEC on February 16, 2011)

10.5	Material change report dated January 7, 2011 (incorporated by reference to Brigus Gold Corp.’s Current Report on Form 6-K, furnished to the SEC on January 20, 2011)

23.1	Consent of Deloitte & Touche LLP**

23.2	Consent of PricewaterhouseCoopers LLP**

23.3	Consent of Fogler Rubinoff LLP*

23.4	Consent of Wardrop Engineering Inc., a Tetra Tech Company*

23.5	Consent of Michael Gabora**

23.6	Consent of Tim Maunula*

23.7	Consent of Richard Hope*

23.8	Consent of Pacifico Corpuz**

23.9	Consent of Peter Broad*

23.10	Consent of Philip Bridson*

23.11	Consent of Marvin Silva*

23.12	Consent of Karlis Jansons*

23.13	Consent of Douglas Ramsey*

23.14	Consent of Charles Tkaczuk*

23.15	Consent of Andrew MacKenzie*

23.16	Consent of Richard Allan *

23.17	Consent of Howard Bird*

23.18	Consent of John A. Dixon*

23.19	Consent of Giroux Consultants Ltd.**

23.20	Consent of G. H. Giroux**

24.1	Power of Attorney (included on the signature page of this Registration Statement)*

* Filed herewith
** To be filed by amendment

6